                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                           Dated as of March 19, 2003

                                      among

                            MOLINA HEALTHCARE, INC.,
                            a California corporation,

                                as the Borrower,

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                                       and

                                   L/C Issuer,

                            CIBC WORLD MARKETS CORP.,

                              as Syndication Agent,

                                       and

                         THE OTHER LENDERS PARTY HERETO

                        ==================================

                         BANC OF AMERICA SECURITIES LLC,

                                       and

                            CIBC WORLD MARKETS CORP.,
                                       as
                                Co-Lead Arrangers

                        ==================================

                                SOCIETE GENERALE,

                                       as

                               Documentation Agent

================================================================================

                                TABLE OF CONTENTS

Section                                                                                               Page
-------                                                                                               ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...............................................................1
   Section 1.01      Defined Terms.......................................................................1
   Section 1.02      Other Interpretive Provisions......................................................27
   Section 1.03      Accounting Terms...................................................................28
   Section 1.04      Rounding...........................................................................29
   Section 1.05      References to Agreements and Laws..................................................29
   Section 1.06      Times of Day.......................................................................29
   Section 1.07      Letter of Credit Amounts...........................................................29

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS........................................................29
   Section 2.01      Loans..............................................................................29
   Section 2.02      Borrowings, Conversions and Continuations of Loans.................................30
   Section 2.03      Letters of Credit..................................................................31
   Section 2.04      [Intentionally Omitted]............................................................38
   Section 2.05      Prepayments........................................................................38
   Section 2.06      Termination or Reduction of Commitments............................................39
   Section 2.07      Repayment of Loans.................................................................40
   Section 2.08      Interest...........................................................................40
   Section 2.09      Fees...............................................................................40
   Section 2.10      Computation of Interest and Fees...................................................41
   Section 2.11      Evidence of Debt...................................................................41
   Section 2.12      Payments Generally.................................................................42
   Section 2.13      Sharing of Payments................................................................44

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY......................................................45
   Section 3.01      Taxes..............................................................................45
   Section 3.02      Illegality.........................................................................46
   Section 3.03      Inability to Determine Rates.......................................................46
   Section 3.04      Increased Cost and Reduced Return; Capital Adequacy; Reserves
                     on Eurodollar Rate Loans...........................................................46
   Section 3.05      Funding Losses.....................................................................47
   Section 3.06      Matters Applicable to all Requests for Compensation................................48
   Section 3.07      Survival...........................................................................48

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS....................................................48
   Section 4.01      Conditions of Initial Credit Extension.............................................48
   Section 4.02      Conditions to all Credit Extensions................................................51

ARTICLE V REPRESENTATIONS AND WARRANTIES................................................................52
   Section 5.01      Existence, Qualification and Power.................................................52
   Section 5.02      Authorization; No Contravention....................................................52

   Section 5.03      Governmental Authorization; Other Consents.........................................53
   Section 5.04      Binding Effect.....................................................................53
   Section 5.05      Financial Statements; No Material Adverse Effect...................................53
   Section 5.06      Litigation.........................................................................54
   Section 5.07      No Default.........................................................................54
   Section 5.08      Subsidiaries.......................................................................54
   Section 5.09      Ownership of Personal Property; Liens..............................................54
   Section 5.10      Intellectual Property; Licenses, Etc...............................................55
   Section 5.11      Real Estate, Lease.................................................................55
   Section 5.12      Environmental Matters..............................................................56
   Section 5.13      Security Documents.................................................................57
   Section 5.14      Insurance..........................................................................57
   Section 5.15      Taxes..............................................................................57
   Section 5.16      ERISA Compliance...................................................................58
   Section 5.17      Margin Regulations; Investment Company Act; Public Utility Holding Company Act.....58
   Section 5.18      Disclosure.........................................................................59
   Section 5.19      Compliance with Laws...............................................................59
   Section 5.20      Labor Matters......................................................................60
   Section 5.21      Fraud And Abuse....................................................................61
   Section 5.22      Licensing..........................................................................61
   Section 5.23      Solvency...........................................................................61
   Section 5.24      Material Contracts.................................................................61

ARTICLE VI AFFIRMATIVE COVENANTS........................................................................62
   Section 6.01      Financial Statements...............................................................62
   Section 6.02      Certificates; Other Information....................................................63
   Section 6.03      Notices............................................................................64
   Section 6.04      Payment of Obligations.............................................................65
   Section 6.05      Preservation of Existence, Etc.....................................................66
   Section 6.06      Maintenance of Properties..........................................................66
   Section 6.07      Maintenance of Insurance...........................................................66
   Section 6.08      Reinsurance Arrangements...........................................................67
   Section 6.09      Compliance with Laws...............................................................67
   Section 6.10      Books and Records..................................................................67
   Section 6.11      Inspection Rights..................................................................67
   Section 6.12      Use of Proceeds....................................................................68
   Section 6.13      Further Assurances with Respect to Eligible Subsidiaries...........................68
   Section 6.14      Further Assurances with Respect to HMO Subsidiaries................................68
   Section 6.15      Further Assurances with Respect to other Collateral................................69
   Section 6.16      Performance of Material Contracts..................................................72
   Section 6.17      Maintenance of Licensing, Etc......................................................73
   Section 6.18      Environmental......................................................................73

ARTICLE VII NEGATIVE COVENANTS..........................................................................74
   Section 7.01      Liens..............................................................................74

   Section 7.02      Investments........................................................................75
   Section 7.03      Indebtedness.......................................................................76
   Section 7.04      Fundamental Changes and Acquisitions...............................................77
   Section 7.05      Dispositions.......................................................................78
   Section 7.06      Restricted Payments................................................................79
   Section 7.07      Amendment, Etc. of Indebtedness, Other Material Contracts and Constitutive
                     Documents and Payments in respect of Indebtedness..................................79
   Section 7.08      Change in Nature of Business.......................................................80
   Section 7.09      Transactions with Affiliates.......................................................80
   Section 7.10      Limitations on Restricted Actions..................................................80
   Section 7.11      Operating Lease Obligations........................................................81
   Section 7.12      Use of Proceeds....................................................................81
   Section 7.13      Impairment of Security Interests...................................................81
   Section 7.14      Ownership of Subsidiaries, Foreign Subsidiaries and Other
                     Restrictions Relating to Subsidiaries..............................................81
   Section 7.15      Fiscal Year........................................................................82
   Section 7.16      Partnerships, etc..................................................................82
   Section 7.17      Capital Expenditures...............................................................82
   Section 7.18      Financial Covenants................................................................82
   Section 7.19      Risk-Based Capital Ratio...........................................................83

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES.............................................................83
   Section 8.01      Events of Default..................................................................83
   Section 8.02      Remedies Upon Event of Default.....................................................86
   Section 8.03      Application of Funds...............................................................87

ARTICLE IX ADMINISTRATIVE AGENT.........................................................................88
   Section 9.01      Appointment and Authorization of Administrative Agent..............................88
   Section 9.02      Delegation of Duties...............................................................88
   Section 9.03      Liability of Agent-Related Persons.................................................88
   Section 9.04      Reliance by Administrative Agent...................................................89
   Section 9.05      Notice of Default..................................................................89
   Section 9.06      Credit Decision; Disclosure of Information by Administrative Agent.................90
   Section 9.07      Indemnification of Administrative Agent............................................90
   Section 9.08      Administrative Agent in its Individual Capacity....................................91
   Section 9.09      Successor Administrative Agent.....................................................91
   Section 9.10      Administrative Agent May File Proofs of Claim......................................92
   Section 9.11      Collateral and Guaranty Matters....................................................93
   Section 9.12      Other Agents; Arrangers and Managers...............................................93

ARTICLE X MISCELLANEOUS.................................................................................93
   Section 10.01     Amendments, Etc....................................................................93
   Section 10.02     Notices and Other Communications; Facsimile Copies.................................95
   Section 10.03     No Waiver; Cumulative Remedies.....................................................96
   Section 10.04     Attorney Costs, Expenses and Taxes.................................................96
   Section 10.05     Indemnification by the Borrower....................................................97

   Section 10.06     Payments Set Aside.................................................................98
   Section 10.07     Successors and Assigns.............................................................98
   Section 10.08     Confidentiality...................................................................101
   Section 10.09     Set-off...........................................................................102
   Section 10.10     Interest Rate Limitation..........................................................102
   Section 10.11     Counterparts......................................................................102
   Section 10.12     Integration.......................................................................102
   Section 10.13     Survival of Representations and Warranties........................................103
   Section 10.14     Severability......................................................................103
   Section 10.15     Tax Forms.........................................................................103
   Section 10.16     [Intentionally omitted.]..........................................................105
   Section 10.17     Governing Law.....................................................................105
   Section 10.18     Waiver of Right to Trial by Jury..................................................106
   Section 10.19     Replacement of Lenders............................................................106

SCHEDULES

         2.01     Commitments and Pro Rata Shares
         5.03     Third Party Consents
         5.08     Subsidiaries and Other Equity Investments
         5.11     Fee Properties, Leased Properties
         5.14     Insurance
         5.20     Labor Matters
         5.24     Material Contracts
         7.01     Existing Liens
         7.02     Existing Investments
         7.03     Existing Indebtedness
         7.04     Reincorporation Merger Documents
         7.09     Transactions with Affiliates
         10.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

         FORM OF
         A        Loan Notice
         B        Note
         C        Compliance Certificate
         D        Assignment and Assumption
         E        Joinder Agreement
         F        Opinion Matters
         G        Pledge Agreement
         H        Security Agreement
         I        Subsidiary Guaranty
         J        Mortgage

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of March 19, 2003, among MOLINA HEALTHCARE, INC., a California corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer and CIBC WORLD MARKETS CORP., as Syndication Agent.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility in the aggregate principal amount of $75 million, and the Lenders are willing to do so on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Account Control Agreements" means, collectively, the Account Control Agreements each substantially in the form of Exhibits B-1 and B-2, as applicable, to the Security Agreement.

         "Acquiring Party" has the meaning specified within the definition of Permitted Acquisitions.

         "Acquisition", by any Person, means the purchase or acquisition by such Person of any capital stock of another Person other than a Loan Party or all or any substantial portion of the Property (other than the capital stock) of another Person other than a Loan Party, whether involving a merger or consolidation with such other Person.

         "Administrative Agent" means Bank of America in its capacity as administrative agent and collateral agent, as applicable, under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as to which the Administrative Agent may from time to time notify the Borrower and the Lenders pursuant to Section 10.02 hereof.

         "Administrative Services Agreements" means any and all administrative services, consulting, corporate allocation, management, tax allocation and similar agreements between or among the Borrower and any of its HMO Subsidiaries.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Banc of America Securities in its capacity as a Co-Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means the Commitments of all the Lenders.

         "Agreement" means this Credit Agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Applicable Rate" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

                             APPLICABLE RATE
                           PRE-SUCCESSFUL IPO
        -----------------------------------------------------
                                     EURODOLLAR
                                       RATE +
                                     ----------
        PRICING     CONSOLIDATED     LETTERS OF
         LEVEL     LEVERAGE RATIO      CREDIT     BASE RATE +
        -----------------------------------------------------
           1            * 1.5           2.75%       1.75%
           2       * 1.0 but ** 1.5      2.5%        1.5%
           3           ** 1.0           2.25%       1.25%
        -----------------------------------------------------

*  greater than
** less than

                             APPLICABLE RATE
                           POST-SUCCESSFUL IPO
        -----------------------------------------------------
                                     EURODOLLAR
                                       RATE +
                                     ----------
        PRICING     CONSOLIDATED     LETTERS OF
         LEVEL     LEVERAGE RATIO      CREDIT     BASE RATE +
        -----------------------------------------------------
           1           *  1.5            2.5%        1.5%
           2       * 1.0 but ** 1.5     2.25%       1.25%
           3           ** 1.0            2.0%        1.0%
        -----------------------------------------------------

         Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply for the period beginning on the first Business Day after the date on which such Compliance Certificate was required to have been delivered and continue until the date five Business Days after such Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through and for a period of six months therefrom shall be determined based upon Pricing Level 1 of the Applicable Rate Pre-Successful IPO.

         "Approved Fund" has the meaning specified in Section 10.07(g).

         "Assignment and Assumption" means an Assignment and Assumption, substantially in the form of Exhibit D hereto.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

         "Attributable Indebtedness" means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

         "Audited Financial Statements" means the audited consolidated balance sheets of the Borrower and the Subsidiaries for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for each such fiscal years of the Borrower and the Subsidiaries, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to

*  greater than
** less than
make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

         "Banc of America Securities" means Banc of America Securities LLC and its successors.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means, for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Building Finance Loan" means a loan to Molina Healthcare of California by California Federal Bank in a principal amount of $3.4 million used in 1999 to purchase the Borrower's corporate headquarters building located at One Golden Shore Drive, Long Beach, California 90802, which loan is secured by a Lien on such building.

         "Businesses" has the meaning specified in Section 5.12(a).

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Assets" means, with respect to any Person, all equipment, fixed assets and real property or improvements, replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one year.

         "Capital Expenditures" means, for any period for any Person, without duplication (a) all expenditures made directly or indirectly during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person) and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, obligations in respect of Capitalized Leases) assumed or incurred during such period in connection with any such expenditures for Capital Assets. For purposes of this definition, (i) Permitted Acquisitions shall not be included in Capital Expenditures, and (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing assets, equipment or other property or with insurance proceeds, condemnation awards or other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such asset, equipment or other property for the asset, equipment or other property being traded in at such time or the amount of such insurance proceeds, as the case may be.

         "Capitalized Lease" means any lease with respect to which the lessee is required to recognize concurrently the acquisition of property or an asset and the incurrence of a liability in accordance with GAAP.

         "Cash Collateralize" has the meaning specified in Section 2.03(g).

         "CHAMPUS" means the United States Department of Defense Civilian Health and Medical Program of the Uniformed Services.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon the consummation thereof, will result in its or their acquisition of power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower or control over the equity Securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities; provided, however, that notwithstanding any of the foregoing, transfers of equity securities among members of the Molina Family and/or trusts beneficially owned by any member of the Molina Family shall not be considered a Change of Control hereunder.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(d), waived by the Person entitled to receive the applicable payment).

         "CIBC Inc." means CIBC Inc. and its successors.

         "CMS" means the Centers for Medicare and Medicaid Services and any successor thereof.

         "Code" means the Internal Revenue Code of 1986.

         "Co-Lead Arrangers" means Banc of America Securities, in its capacity as a co-lead arranger, and CIBC World Markets Corp., in its capacity as a co-lead arranger.

         "Collateral" means all the "Collateral" referred to in the Collateral Documents.

         "Collateral Documents" means, collectively, the Security Agreement, the Pledge Agreement, each Account Control Agreement, each Waiver Agreement, each Mortgage and any other security agreements, pledge agreements or similar instruments delivered to the Administrative Agent as collateral agent from time to time pursuant to Sections 6.13, 6.14 and 6.15 and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent, as collateral agent, for the benefit of the Secured Parties.

         "Commitment" means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Commitment Letter" means the commitment letter agreement, dated February 1, 2003 among the Borrower, Bank of America, CIBC Inc. and the Co-Lead Arrangers.

         "Company Action Level" means the Company Action Level risk-based capital threshold, as defined by the HMO Model Act.

         "Compensation Period" has the meaning specified in Section 2.12(c)(ii).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C hereto.

         "Consolidated EBITDA" means, for any period for the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes for such period; and (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

         "Consolidated Funded Indebtedness" means, for the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP, as of any date of determination, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capitalized Leases, (f) the attributed principal amount of Securitization Transactions, (g) all preferred stock or comparable equity interests providing for mandatory redemption, sinking fund or other like payments, (h) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (g) above, and (i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

         "Consolidated Interest Charges" means, for any period, for the Borrower and the Subsidiaries on a consolidated basis, all consolidated interest expense in accordance with GAAP with respect to Indebtedness for borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets.

         "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to
Section 6.01(a) or (b).

         "Consolidated Net Income" means, for any period, on a consolidated basis, the Net Income of the Borrower and the Subsidiaries on a consolidated basis for that period.

         "Consolidated Net Worth" means, as of any date of determination, for the Borrower and the Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and the Subsidiaries on a consolidated basis on that date as determined in accordance with GAAP.

         "Contract Provider" means any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract with the Borrower or any of the Subsidiaries.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning specified in the definition of "Affiliate."

         "Credit Extension" means each of the following: (a) a Borrowing; and
(b) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) in the case of Eurodollar Rate Loans, the sum of (i) the Eurodollar Rate for such Loans, plus
(ii) the Applicable Rate applicable to such Loans, plus (iii) 2% per annum, and
(b) in the case of Base Rate Loans and for all other purposes, the sum of (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" mean lawful money of the United States.

         "EBITDA" means, for any period for any Person, an amount equal to Net Income for such period, plus the following to the extent deducted in calculating such Net Income: (i) Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes payable for such period; and
(iii) the amount of depreciation and amortization expense deducted in determining such Net Income.

         "EBITDAR" means for any period for any Person, EBITDA for such period plus Rental Expense.

         "Eligible Assignee" has the meaning specified in Section 10.07(g).

         "Eligible Subsidiary" means any Subsidiary, other than a Subsidiary that is restricted by HMO Regulations from giving a guaranty of the Loans and other Obligations under this Agreement pursuant to a Subsidiary Guaranty.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

                  (b)      if the rate referenced in the preceding subsection
         (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

                  (c)      if the rates referenced in the preceding subsections
         (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.01.

         "Exclusion Event" means the exclusion of the Borrower or any of the Subsidiaries from participation in any Medical Reimbursement Program.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal

Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the fee letter agreement, dated February 1, 2003 among the Borrower, Bank of America, CIBC Inc. and the Co-Lead Arrangers.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) the sum of the Borrower's unconsolidated EBITDAR, plus EBITDAR of any other Loan Party, plus Net Dividends, to (ii) the sum of Fixed Charges of the Borrower and any other Loan Party, plus Capital Expenditures of the Borrower and any other Loan Party.

         "Fixed Charges" means, for any period for any Person, the sum of (i) the aggregate amount of taxes paid in cash, plus (ii) interest payable on all Indebtedness for borrowed money, plus (iii) rent payable under leases of real, personal, or mixed property, plus (iv) scheduled principal payments on all Indebtedness for borrowed money.

         "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

         "Foreign Subsidiary" means a subsidiary that is not organized under the Laws of a political subdivision of the United States.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Fund" has the meaning set forth in Section 10.07(g).

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Governmental Reimbursement Program Cost" means with respect to and payable by the Borrower and the Subsidiaries, the sum of:

                  (a) all amounts (including punitive and other similar amounts) agreed to be paid or payable (i) in settlement of claims made pursuant to any litigation, suit, arbitration, investigation or other legal or administrative proceeding relating to a dispute or (ii) as a result of a final, non-appealable judgment, award or similar order, in each case, relating to participation in Medical Reimbursement Programs;

                  (b) all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Medical Reimbursement Programs; and

                  (c) the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation or other legal or administrative proceeding of any kind relating to participation in Medical Reimbursement Programs.

         "Guarantor" means each Eligible Subsidiary identified as a "Guarantor" on the signature pages to the Subsidiary Guaranty and each other Person that joins as a Guarantor pursuant to Section 6.13, together with their successors and permitted assigns.

         "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided that Guarantee shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HHS" means the United States Department of Health and Human Services and any successor thereof.

         "HMO" means any health maintenance organization or similar managed care organization, or any health service plan under California Law, any Person doing business as a health maintenance organization or similar managed care organization, or a health care service plan under California Law, or any Person required to qualify or be licensed as a health maintenance organization or similar managed care organization under applicable federal or state Law or a health care service plan under California Law (including, without limitation, in each case, HMO Regulations).

         "HMO Business" means the business of owning and operating an HMO.

         "HMO Event" means (a) any material non-compliance by the Borrower or any of the Subsidiaries to the extent subject to HMO Regulations with any of the terms and provisions of the HMO Regulations pertaining to its fiscal soundness, solvency or financial condition, or (b) the assertion in writing, after the date hereof, by an HMO Regulator that it intends to take administrative action against the Borrower or any of the Subsidiaries to revoke or modify in a material and adverse manner any license, charter or permit or (c) the commencement of proceedings against the Borrower or any of its Subsidiaries in which an HMO Regulator asserts that the Borrower or any Subsidiary has failed to comply with the soundness, solvency or financial provisions or requirements of the HMO Regulations.

         "HMO Model Act" means the Health Maintenance Organization Model Act adopted by the National Association of Insurance Commissioners.

         "HMO Regulations" means all laws, regulations, directives and administrative orders applicable under federal or state law or the law of the District of Columbia to any HMO Subsidiary (and any regulations, orders and directives promulgated or issued pursuant to any of the foregoing) and Subchapter XI of Chapter 6A of Title 42 of the United States Code Annotated (and any regulations, orders and directives promulgated or issued pursuant thereto, including, without limitation, Part 417 of Chapter IV of 42 Code of Federal Regulations (1990)).

         "HMO Regulator" means any Governmental Authority charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily or jointly.

         "HMO Subsidiary" means each of the Subsidiaries identified as an HMO Subsidiary on Schedule 5.08 hereto, and any other existing or future Subsidiary that is licensed as an HMO, conducting HMO Business and/or providing managed care services.

         "Honor Date" has the meaning specified in Section 2.03(c)(i).

         "Improvements" shall mean, with respect to any Mortgaged Property, all buildings, structures and other improvements now or hereafter existing, erected or placed on or under the Mortgaged Property or any portion thereof, and all fixtures of every kind and nature whatsoever now or hereafter owned and used or procured for use in connection with the Mortgaged Property.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c)      the net obligations of such Person under any Swap
         Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business;

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f)      Capitalized Leases;

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

                  (h) all Indebtedness in respect of any of the foregoing of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on the property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for such Indebtedness; and

                  (i) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning specified in Section 10.05.

         "Indemnitees" has the meaning specified in Section 10.05.

         "Information" has the meaning specified in Section 10.08.

         "Intellectual Property Collateral" has the meaning specified in the Security Agreement.

         "Intercompany Note" means the promissory notes issued as contemplated by Section 7.02(d), substantially in the form of Exhibit A to the Pledge Agreement.

         "Interest Charges" means, for any period for any Person, the sum of (a) all interest, premium payments, debt, discount, fees, charges and related expenses in connection with Indebtedness for borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.

         "Interest Payment Date" means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii)    no Interest Period shall extend beyond the Maturity
         Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of, any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance at the particular time in question, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning set forth in Section 5.10.

         "IRS" means the United States Internal Revenue Service.

         "Joinder Agreement" means a joinder agreement executed and delivered in accordance with the provisions of Sections 6.13 and 6.14, substantially in the form of Exhibit E hereto.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of any Governmental Authority.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the Honor Date or refinanced as a Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Lender with a commitment to make Loans as designated in Section 2.01 or in an Assignment and Assumption Agreement or a joinder pursuant to which such Lender becomes a party hereto and the L/C Issuer.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as to which a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means a commercial letter of credit or a standby letter of credit issued hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $10 million and (b) the unused amount of the Aggregate Commitments at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Loan.

         "Loan Documents" means this Agreement, the Notes, the Fee Letter, each Letter of Credit Application, the Subsidiary Guaranty, Secured Swap Contract, the Collateral Documents and all other documents delivered to the Administrative Agent or any Lender in connection herewith or therewith.

         "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A hereto.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Master Agreement" has the meaning specified in the definition of "Swap Contract".

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect on, (a) the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the Lien of any Collateral Document, or (d) the material rights, powers, or remedies of the Administrative Agent or any Lender under any Loan Document.

         "Material Contract" means, with respect to the Borrower and the Subsidiaries, (a) the contracts set forth on Schedule 5.24, (b) each credit agreement, capital lease or other agreement related to any Indebtedness of the Borrower and the Subsidiaries in an amount greater than $5 million (other than the Loan Documents), (c) each Swap Contract to which the Borrower or any of the Subsidiaries is a party, (d) any voting or shareholder's agreement related to the equity interest in any Person to which the Borrower or any of the Subsidiaries is a party, and (e) any other contract to which any such Person is a party involving aggregate consideration payable to or by such Person of $5 million or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties of the Borrower and the

Subsidiaries, taken as a whole; provided, however, that agreements entered into in connection with a Permitted Acquisition shall be excluded from this definition.

         "Maturity Date" means March 20, 2006.

         "Medicaid" means that means-tested entitlement program under Title XIX, P.L. 89-87 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on
Section 1396, et seq. of Title 42 of the United States Code, as amended.

         "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto, (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in subsection (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in subsection (a) above, (c) all state or other political subdivision statutes and regulations for medical assistance enacted in connection with the statutes and provisions described in subsections (a) and (b) above, and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause
(iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in subsection (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medical Reimbursement Programs" means a collective reference to the Medicare, Medicaid and CHAMPUS programs and any other health care program operated by or financed in whole or in part by any Governmental Authority.

         "Medicare" means that government-sponsored entitlement program under Title XVIII, P.L. 89-87, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at
Section 1395, et seq. of Title 42 of the United States Code, as amended.

         "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, CMS, the OIG, HHS, or any person succeeding to the functions of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

         "Molina Family" means Mary R. Molina, Joseph M. Molina, Mary Martha Bernadett, M.D., John C. Molina, Janet M. Watt and Josephine M. Battiste, and the spouses, natural and legal issue and other descendants and the stepchildren (including the natural and legal issue of the stepchildren) of any of the above-named persons.

         "Molina Healthcare of California" means Molina Healthcare of California, a California corporation.

         "Molina Healthcare of Michigan" means Molina Healthcare of Michigan, Inc., a Michigan corporation.

         "Molina Healthcare of Utah" means Molina Healthcare of Utah, Inc., d.b.a. American Family Care of Utah, a Utah corporation.

         "Molina Healthcare of Washington" means Molina Healthcare of Washington, Inc., a Washington corporation.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a security interest to the Administrative Agent on the Mortgaged Property, substantially in the form of Exhibit J hereto or in such form as is suitable for filing in the applicable jurisdiction.

         "Mortgaged Property" means (a) all Real Property Assets identified on
Schedule 5.11 that are identified as Mortgaged Property and (b) all other Real Property Assets with respect to which a Mortgage is granted pursuant to Section 6.15.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or has been obligated to make contributions.

         "NAIC" means the National Association of Insurance Commissioners, a national organization of insurance regulators.

         "Net Dividends" means, for any period, dividends paid by the HMO Subsidiaries to the Borrower, minus cash Investments made by the Borrower in the HMO Subsidiaries.

         "Net Income" means, for any period, net income of any Person (excluding extraordinary gains but including extraordinary cash losses) for that period.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B hereto.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including any Secured Swap Contract entered into after the date of this Agreement) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include
(a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligations of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its reasonable discretion, may elect to pay or advance on behalf of the Borrower.

         "OIG" means the Office of Inspector General of HHS and any successor thereof.

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property that is not a Capitalized Lease other than any such lease in which that Person is the lessor.

         "Organization Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" has the meaning specified in Section 3.01(b).

         "Outstanding Amount" means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date, and
(b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisitions" means any Acquisition by the Borrower, any other Loan Party or any wholly-owned Subsidiary of the Borrower whose stock is pledged pursuant to the Pledge Agreement (for purposes hereof, an "Acquiring Party"); provided that (a) the Person to be acquired is a direct or indirect wholly-owned Subsidiary of the Borrower and is in the HMO Business or a healthcare services-related business, (b) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used or useful in the same or similar line of business as the Borrower and the Subsidiaries on the Closing Date, (c) all Property to be acquired in connection with such Acquisition shall be located in the United States of America, (d) in the case of an Acquisition of the capital stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition,
(e) no Default shall exist immediately after giving effect to such Acquisition on a Pro Forma Basis, (f) the Acquisition shall not involve an interest in a partnership or have a requirement that the Borrower or any other Loan Party be a general partner or involve a partial interest in any entity or joint venture interest, (g) the Acquiring Party shall, and shall cause the party that is the subject of the Acquisition to, execute and deliver such joinder and pledge agreements, security agreements and intercompany notes and take such other actions as may be necessary for compliance with the provisions of Sections 6.13,
6.14 and 6.15, (h)(i) for each Acquisition (or a series of related Acquisitions) the aggregate consideration (including for purposes of consideration (A) cash consideration, (B) non-cash consideration (including any assumed debt) and (C) for such Person to be acquired, an amount determined by the Acquiring Party in good faith at the time of the Acquisition of projected capital infusions required by Governmental Authorities or necessary in order to maintain compliance by such Person with the provisions of this Agreement as of the end of that fiscal year) (excluding for purposes of such calculation, the fair market value of any capital stock or other equity interest of the Borrower issued as part of the consideration for any such Acquisition) is less than or equal to the amount determined pursuant to the table below, (ii) for all Acquisitions, the aggregate consideration in a fiscal year (including for purposes of consideration (A) cash consideration, (B) non-cash consideration (including any assumed debt) and (C) for such Person to be acquired, an amount determined by the Acquiring Party in good faith at the time of the Acquisition of projected capital infusions required by Governmental Authorities or necessary in order to maintain compliance by such Person with the provisions of this Agreement as of the end of that fiscal year) (excluding for purposes of such calculation, the fair market value of any capital stock or other equity interest of the Borrower issued as part of the consideration for any such Acquisition) is less than or equal to the amount determined pursuant to the table below, and (i) the Borrower shall have delivered to the Administrative Agent (A) a Compliance Certificate signed by Responsible Officers of the Borrower demonstrating compliance with the financial covenants hereunder after giving effect to the subject Acquisition on a Pro Forma Basis and compliance with clauses (g) and (h) above, and reaffirming that the representations are true and correct in all material respects as of such date and providing supplements to the Schedules as required by the Compliance Certificate and (B) a certificate of a Responsible Officer of the Borrower describing the Person to be acquired, including, without limitation, the location and type of operations, key management and HMO assets of such Person, if any; provided, however, that the Acquisition shall not result in interests in such Person or the property of such Person being directly or indirectly held by or transferred into Molina Healthcare of California or any of its Subsidiaries so long as the stock of Molina Healthcare of California has not been pledged pursuant to terms of this Agreement and, so long as Molina Healthcare of Michigan is a wholly-owned Subsidiary of

Molina Healthcare of California, into Molina Healthcare of Michigan and its Subsidiaries, except that Molina Healthcare of California and its Subsidiaries located in California and Molina Healthcare of Michigan so long as it is a wholly-owned Subsidiary of Molina Healthcare of California and its Subsidiaries, shall be permitted to make one or more Acquisitions in accordance with the provisions set forth in this definition but solely within the States of California and, while Molina Healthcare of Michigan is wholly owned by Molina Healthcare of California, Michigan, where the consideration therefor is payable
(x) solely in the form of common stock of the Borrower or (y) in the form of cash and non-cash consideration in an amount equal to 50% of the amounts set forth in the table below for less than 1.0 times in accordance with clauses
(h)(i) and (ii) above, but only if the Consolidated Leverage Ratio is less than
1.0 times; provided that for purposes of clarification the aforementioned sublimits in the proviso shall apply to Molina Healthcare of California and its Subsidiaries and Molina Healthcare of Michigan, so long as it is a wholly-owned Subsidiary of Molina Healthcare of California, and its Subsidiaries and shall reduce the limits stated in the table below by the amount of any cash consideration paid for any such Acquisition.

                             PRE-SUCCESSFUL IPO                                 POST-SUCCESSFUL IPO
------------------------------------------------------------------------------------------------------------------------
   Consolidated        Each Acquisition        All Acquisitions in a         Each Acquisition      All Acquisitions in
     Leverage                               Fiscal Year in the Aggregate                          a Fiscal Year in the
       Ratio                                                                                            Aggregate
------------------------------------------------------------------------------------------------------------------------
       >= 1.0             $10 million               $20 million                $15 million             $30 million
       <= 1.0             $15 million               $30 million                $20 million             $40 million
------------------------------------------------------------------------------------------------------------------------

         "Permitted Lien" has the meaning specified in Section 7.01.

         "Permitted Stock Redemptions/ESOP Transactions" means the redemption by the Borrower of outstanding shares of its common stock and purchases of outstanding shares of the Borrower's common stock by an employee stock ownership plan, in each case from MRM GRAT 301/2, Mary Martha Molina Trust (1995), Janet Marie Watt Trust (1995), Josephine M. Molina Trust (1995), Mary R. Molina Living Trust, Molina Marital Trust and Mary Martha Bernadett, M.D.; provided that (a) the stock redemption portion of the Permitted Stock Redemptions/ESOP Transactions was completed on February 19, 2003, and the ESOP portion of the Permitted Stock Redemptions/ESOP Transactions shall be completed no later than September 30, 2003, (b) shall be for consideration of no more than $40 million in the aggregate and shall comply with the requirements of Section 6.12 and (c) shall be on terms reasonably satisfactory to the Administrative Agent and the Required Lenders.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Pledge Agreement" means the Pledge Agreement executed by the Borrower and any Subsidiary party thereto, which Pledge Agreement shall be substantially in the form of Exhibit G hereto.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Pro Forma Basis" means, for purposes of determining the applicable pricing level under the definition of "Applicable Rate," and determining compliance with any financial covenant or test hereunder and determining whether the conditions precedent to a Permitted Acquisition have been met, that the subject transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof (the "Reference Period"). Further, for purposes of making calculations on a "Pro Forma Basis" hereunder, (a) any funds to be used by any Person in consummating a Permitted Acquisition will be assumed to have been used for that purpose as of the first day of the Reference Period, (b) EBITDA and EBITDAR for the Reference Period associated with the assets acquired or to be acquired in any Permitted Acquisition will be included in the calculation of Consolidated EBITDA and EBITDAR, (c) any Indebtedness to be incurred by any Person in connection with the consummation of any Permitted Acquisition will be assumed to have been incurred on the first day of the Reference Period, (d) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of the Reference Period that bears interest at a floating rate shall be calculated at the current rate under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder), and (e) any gross interest expense, determined in accordance with GAAP, incurred during the Reference Period that was or is to be refinanced with proceeds of Indebtedness assumed to have been incurred as of the first day of the Reference Period will be excluded from the calculation for which a Pro Forma Basis is being given.

         "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Real Property Assets" means all interest (including leasehold interests) of the Borrower and any Eligible Subsidiary in any real property.

         "Register" has the meaning specified in Section 10.07(c).

         "Reincorporation Merger Documents" means that certain Agreement of Merger by and between Molina Healthcare, Inc., a California corporation, and Molina Healthcare, Inc., a Delaware corporation, in the form attached hereto as
Schedule 7.04 with any non-substantive and non-material technical corrections thereto mandated by the applicable California or Delaware regulatory authorities, and that certain Certificate of Merger merging Molina Healthcare, Inc., a California corporation, into Molina Healthcare, Inc., a Delaware corporation, in the form attached hereto as Schedule 7.04 with any non-substantive and non-material technical corrections thereto mandated by the applicable California or Delaware regulatory authorities.

         "Rental Expense" means, for any period of determination, for any Person, the gross rental expenses for such period.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Advances" means advances required by HMO Regulators to be made by the Borrower or any of the Subsidiaries to a Contract Provider; provided that the Borrower shall have provided reasonably satisfactory evidence of any such requirement to the Administrative Agent.

         "Required Lenders" means, as of any date of determination, at least three Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or otherwise, at least three Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, or treasurer of any Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any of the Subsidiaries (including, without limitation, any payment in connection with any dissolution, merger, consolidation or disposition involving the Borrower or any of the Subsidiaries), and any redemption, retirement, cancellation, termination, payment in any sinking fund or similar payment, purchase, or other acquisition of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest or on account of any warrant or other right to acquire any such capital stock or other equity interest, or on account of any return of capital to the Borrower's or any of the Subsidiaries' stockholders, partners or members (or the equivalent Persons thereof) or the issuance of any equity interest or acceptance of any capital contributions.

         "Risk-Based Capital" means, with respect to each HMO Subsidiary, at any time, the Company Action Level Risk-Based Capital (as defined by the NAIC on the date of determination and as determined in accordance with SAP) of such HMO Subsidiary.

         "SAP" means, with respect to each HMO Subsidiary, the statutory accounting principles and procedures prescribed or permitted by applicable HMO Regulations for such HMO Subsidiary, applied on a consistent basis.

         "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Secured Obligations" has the meaning specified in Section 2.2 of the Security Agreement.

         "Secured Party" means the Administrative Agent, each Lender and each Swap Bank.

         "Secured Swap Contract" means any Swap Contract required or permitted under this Agreement that is entered into by and between the Borrower and any Swap Bank.

         "Securitization Transaction" means any financing transaction or series of financing transactions, including factoring transactions, that have been or may be entered into by the Borrower or any of its Subsidiaries pursuant to which such Person may sell, convey or otherwise transfer to (i) a Subsidiary or Affiliate of such Person, or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of the Borrower or such Subsidiary, as applicable, and any assets related thereto, including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets that are customarily sold or in respect of which security interests are customarily granted in connection with securitization or factoring transactions involving such assets.

         "Security Agreement" means the Security Agreement executed by the Borrower and each Eligible Subsidiary, substantially in the form of Exhibit H hereto.

         "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and the Subsidiaries as of that date determined in accordance with GAAP.

         "Social Security Act" means the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Social Security Act shall be construed to refer to any successor sections.

         "Stark I and II" means Section 1877 of the Social Security Act as set forth at Section 1395nn of Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

         "Subject Properties" has the meaning specified in Section 5.12(a).

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity which is organized under the Laws of a political subdivision of the United States of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guaranty" means the Subsidiary Guaranty Agreement duly executed by each Guarantor, substantially in the form of Exhibit I hereto.

         "Successful IPO" means an initial public offering of the capital stock of the Borrower which results in net cash proceeds to the Borrower of at least $50 million.

         "Swap Bank" means any Lender or an Affiliate of a Lender in its capacity as a party to a Swap Contract entered into after the date of this Agreement.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Syndication Agent" means CIBC World Markets Corp. in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.

         "Taxes" has the meaning specified in Section 3.01(a).

         "Threshold Amount" means $5 million.

         "Title Insurance Company" has the meaning specified in Section 6.15(b)(ii).

         "Total Adjusted Capital" means, with respect to each HMO Subsidiary, at any time, the Total Adjusted Capital (as defined by the NAIC on the date of determination and as determined in accordance with SAP) of such HMO Subsidiary.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UCC" means the Uniform Commercial Code.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

         "Waiver Agreement" means, collectively, the Waiver Agreements, each substantially in the form of Exhibit C to the Security Agreement.

         Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b)      (i)      The words "herein," "hereto," "hereof" and
"hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                           (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                           (iii) The term "including" is by way of example and not limitation.

                  (c) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (e) Each reference to "basis points" or "bps" shall be interpreted in accordance with the convention that 100 bps = 1.0%.

                  (f) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         Section 1.03      Accounting Terms.

                  (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding anything herein to the contrary, determination of (i) the applicable pricing level under the definition of "Applicable Rate", (ii) compliance with any financial covenant or test hereunder and (iii) whether the conditions precedent to a Permitted Acquisition have been met shall be made on a Pro Forma Basis.

                  (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         Section 1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         Section 2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         Section 2.02      Borrowings, Conversions and Continuations of Loans.

                  (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans shall be in a principal amount of $5 million or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion of a Eurodollar Rate Loan to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

                  (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection (a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

                  (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

                  (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

                  (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Loans.

                  (f) The failure of any Lender to make any Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender on the date of any Borrowing.

         Section 2.03      Letters of Credit.

                  (a)      The Letter of Credit Commitment.

                           (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit, and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if, as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                           (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                                    (A)      any order, judgment or decree of
                  any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                                    (B)      the expiry date of such requested
                  Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                                    (C)      the expiry date of such requested
                  Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                                    (D)      the issuance of such Letter of
                  Credit would violate one or more policies of the L/C Issuer;
                  or

                                    (E)      such Letter of Credit is in an
                  initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit.

                           (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (b)      Procedures for Issuance and Amendment of Letters of
Credit.

                           (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following:

         (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                           (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                           (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  (c)      Drawings and Reimbursements; Funding of
Participations.

                           (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof and shall state the date payment shall be made by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"). Not later than 11:00 a.m. on the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this
         Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative

         Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                           (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                           (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                           (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                           (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                  (d)      Repayment of Participations.

                           (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                           (ii)     If any payment received by the
         Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                  (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                           (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                           (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                           (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                           (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

                           (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any Guarantee, for all or any of the Obligations of the Borrower in respect of any Letter of Credit; or

                           (vi)     any other circumstance or happening
         whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                  (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of L/C Obligations, the Borrower will forthwith, upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (i) such aggregate Outstanding Amount over (ii) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer.

                  (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

                  (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each issued Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such issued Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each issued Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

                  (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 0.125% per annum of the maximum available amount to be drawn under such Letter of Credit on the date of the issuance of such Letter of Credit payable on such date. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         Section 2.04      [Intentionally Omitted].

         Section 2.05      Prepayments.

                  (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans, (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5 million or a whole multiple of $500,000 in excess thereof, and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

                  (b) In the event the Successful IPO of the Borrower has not been consummated on or prior to the day which is 18 months after the Closing Date, the Borrower shall promptly prepay the Loans and/or Cash Collateralize or pay the L/C Obligations in an aggregate amount necessary to reduce the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations to $50 million.

                  (c) In the event the Successful IPO of the Borrower has not been consummated on or prior to the which is day 30 months after the Closing Date, the Borrower shall promptly prepay the Loans and/or Cash Collateralize or pay the L/C Obligations in an aggregate amount necessary to reduce the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations to $40 million.

                  (d) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(d) unless, after the prepayment in full of the Loans, the Total Outstandings exceed the Aggregate Commitments then in effect.

         Section 2.06      Termination or Reduction of Commitments.

                  (a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2.5 million or any whole multiple of $500,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

                  (b) On any date that any Loans are required to be prepaid and/or the L/C Obligations are required to be paid or Cash Collateralized as a result of a prepayment required by Sections 2.05 (b) or (c) (or would be so required if any Loans or L/C Obligations were outstanding), the Aggregate Commitments shall be automatically and permanently reduced by the total amount of such required prepayments and Cash Collateral; provided that, regardless of whether any Loans or L/C Obligations are outstanding, the Aggregate Commitments shall be automatically and permanently reduced in the amounts and under the conditions and times specified in Sections 2.05(b) and (c). The Administrative Agent will promptly notify the Lenders of any such reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share.

         Section 2.07 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the Outstanding Amount of Loans on such date.

         Section 2.08      Interest.

                  (a)      Subject to the provisions of subsection (b) below,
(i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

                  (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

                  (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

         Section 2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

                  (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to 0.75% per annum pre-Successful IPO or 0.50% per annum post-Successful IPO, as applicable, times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

                  (b) Other Fees. The Borrower shall pay to the Co-Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Commitment Letter and the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.11      Evidence of Debt.

                  (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto.

                  (b) In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsections (a) and (b) above, and by each Lender in its accounts pursuant to subsections (a) and (b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make any entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

         Section 2.12      Payments Generally.

                  (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative

Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) If any payment to be made by the Borrower shall become due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                  (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                           (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                           (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

                  (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

                  (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

                  (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                  (g) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, or in the case of a Lender under the Note held by such Lender, to charge from time to time against any and all of the Borrower's accounts with such Lender any amount so due.

         Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         Section 3.01      Taxes.

                  (a) Subject to Section 10.15, any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). Subject to Section 10.15, if the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

                  (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under this Section 3.01 and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, and upon demand from such Lender (with a copy to the Administrative Agent), the Borrower shall, at its sole option so long as no Default has occurred, prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

                  (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining

Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from
(i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; provided in no event shall the amount set forth in such demand cover a period commencing earlier than 180 days prior to the date of the demand.

                  (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         Section 3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         Section 3.06      Matters Applicable to all Requests for Compensation.

                  (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

                  (b) Upon a Lender's making a claim for compensation under Sections 3.01 or 3.04, the Borrower may replace such Lender in accordance with
Section 10.19.

         Section 3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                 ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         Section 4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

                  (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a duly authorized officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                           (i) executed counterparts of this Agreement, each Collateral Document and the Subsidiary Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                           (ii) an original Note executed by the Borrower in favor of each Lender requesting a Note;

                           (iii) such certificates of resolutions or other action, incumbency certificates evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of such Loan Party in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                           (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence each of the Borrower and each of the Subsidiaries is duly organized or formed, and each of the Borrower and each of the Subsidiaries is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, certified copies of the Organization Documents of the Borrower and each of the Subsidiaries, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

                           (v) favorable opinions of counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit F, with such customary assumptions, qualifications and exceptions;

                           (vi) a certificate of a duly authorized officer of each Loan Party and any Subsidiary whose capital stock is subject to a pledge under the Pledge Agreement either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party and, required in connection with the Loan Documents and the transactions contemplated thereby (including, without limitation, the pledge of any Subsidiary's capital stock and the expiration, without imposition of conditions, of all applicable waiting periods in connection with the transactions contemplated by the Loan Documents), and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                           (vii) a certificate signed by a duly authorized officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the most recent Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                           (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in full force and effect;

                           (ix) original certificates evidencing all of the issued and outstanding shares of capital stock or other equity or other ownership interests required to be pledged pursuant to the terms of the Pledge Agreement (including without limitation pledges of all the capital stock of the Guarantors, Molina Healthcare of Washington and Molina Healthcare of Utah), which certificates shall be accompanied by undated stock powers duly executed in blank by each relevant pledgor in favor of the Administrative Agent;

                           (x)      the original Intercompany Notes required to

         be pledged pursuant to the terms of the Pledge Agreement, duly endorsed in blank by each relevant pledgor in favor of the Administrative Agent;

                           (xi) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11) or similar search reports certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the Closing Date, listing all effective UCC financing statements, tax liens and judgment liens which name the Borrower or any of the Subsidiaries, as the debtor, and which are filed in the jurisdictions in which the Borrower and the Subsidiaries are organized or have any property or assets, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements) shall cover any of the Collateral, other than Liens existing on the date hereof and listed on Schedule 7.01);

                           (xii) with respect to all the Intellectual Property Collateral, search results from the United States Patent and Trademark Office and United States Copyright Office to the extent any patents, trademarks or copyrights form a part of the Collateral;

                           (xiii) (A) acknowledgment copies of UCC financing statements naming the Borrower and each Eligible Subsidiary as the debtor and the Administrative Agent as the secured party, which such UCC financing statements have been filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent pursuant to the Security Agreement; (B) evidence reasonably satisfactory to the Administrative Agent of the filing (or delivery for filing) of appropriate trademark, copyright and patent security supplements with the United States Patent and Trademark Office and United States Copyright Office to the extent relevant; and (C) such control agreements (including the Account Control Agreements) as reasonably requested by the Administrative Agent with respect to the Collateral under the Security Agreement in which a security interest may be perfected by "control" (as defined in the relevant UCC), in each case, duly executed and delivered or authenticated by the parties thereto;

                           (xiv) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests (together with access letters) created under the Collateral Documents has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements);

                           (xv) a certificate signed by a duly authorized officer of the Borrower attaching true and correct copies of all Material Contracts of each Loan Party and their respective Subsidiaries;

                           (xvi) such other assurances, certificates, documents, consents and waivers, estoppel certificates, or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require; and

                           (xvii) evidence of appointment of CT Corporation System as agent for service of process in accordance with Section 10.17 for the Borrower and in accordance with Section 5.16(b) of the Guaranty Agreement for the Guarantor.

                  (b) The Lenders shall be satisfied that, concurrently with the Closing Date, all existing Indebtedness of the Loan Parties and their respective Subsidiaries has been repaid, redeemed or defeased in full or otherwise satisfied and extinguished, except the Indebtedness listed on Schedule
7.03 hereof, which Indebtedness shall be on terms and conditions satisfactory to the Lenders and all Liens securing such obligations have been or concurrently with the Closing Date are being released, other than Liens listed on Schedule 7.01.

                  (c) The Lenders shall be satisfied with the amount, terms and conditions of all intercompany Indebtedness.

                  (d) The fees and expenses of the Loan Parties pursuant to the Commitment Letter, Fee Letter and Section 10.04 required to be paid on or before the Closing Date shall have been paid.

                  (e) The Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         Section 4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

                  (a) The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and the references to Schedules shall be deemed to refer to the most updated supplements to the Schedules furnished pursuant to subsection (b) of Section 6.02.

                  (b) No Default shall exist, or would result from such proposed Credit Extension.

                  (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

                  (d) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request.

         Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         Section 5.01 Existence, Qualification and Power. The Borrower and each of the Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate power and authority to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, including, without limitation, to conduct its business or to own, as applicable, an HMO in the state of its organization, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of its properties or the conduct of its business requires such qualification or license, except where such failure could not reasonably be expected to have a Material Adverse Effect.

         Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions contemplated hereby with respect to each Loan Party and any of their respective Subsidiaries, do not and will not: (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law applicable to any Loan Party, including, without limitation, state and Federal Laws relating to health care organizations and health care providers.

         Section 5.03 Governmental Authorization; Other Consents. Except as specifically disclosed on Schedule 5.03, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than those that have been obtained), (b) the validity or enforceability of any Loan Documents against the Loan Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Loan Documents), or (c) the consummation of the transactions contemplated hereby (other than those that have been obtained by the Borrower and the Subsidiaries).

         Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws.

         Section 5.05      Financial Statements; No Material Adverse Effect.

                  (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and the Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP (or as applicable, with respect to HMO Subsidiaries, SAP) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and the Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

                  (b) Since the date of the most recent Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

                  (c) The financial statements delivered to the Administrative Agent and each Lender pursuant to Sections 6.01(a) and (b) (i) will be prepared in accordance with GAAP (or, as applicable, with respect to HMO Subsidiaries, SAP), except as otherwise noted therein, and (ii) will fairly present the financial condition of the Borrower and the Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP (or, as applicable, with respect to HMO Subsidiaries, SAP).

         Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Subsidiaries or against any of their respective properties or revenues or injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (a) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         Section 5.07 No Default. No default exists and, to the knowledge of the Borrower, no default has been asserted under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default could reasonably be expected to result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         Section 5.08 Subsidiaries. The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.08 (including the jurisdiction of organization, classes of capital stock (including options, warrants, rights of subscription, conversion and exchangeability and other similar rights, ownership and ownership percentages thereof) and whether such Subsidiaries are capitalized or licensed as an HMO, conducting HMO Business and/or providing managed care services) and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.08 or on Schedule 7.02. The outstanding shares of capital stock shown have been validly issued, fully-paid and are non-assessable and owned free and clear of Liens. The outstanding shares of capital stock shown are not subject to buy-sell, voting trust or other shareholder agreement, except as specifically disclosed in Part (c) of Schedule 5.08.

         Section 5.09 Ownership of Personal Property; Liens. Each of the Borrower and each Subsidiary has good title to all of their respective material personal properties and assets (except for those properties and assets disposed of not in violation of this Agreement and the other Loan Documents and except for encumbrances and title defects that could not be reasonably be expected to have a Material Adverse Effect). The property and assets of the Borrower and the Subsidiaries are subject to no Liens, other than Liens permitted by Section
7.01. Each of the Borrower and each of the Subsidiaries has obtained all material licenses, permits, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of its property and assets and the conduct of its business.

         Section 5.10 Intellectual Property; Licenses, Etc. The Borrower and the Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of its businesses. To the actual knowledge of the Borrower the use of such IP Rights by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such infringements that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person.

         Section 5.11 Real Estate, Lease. (a) Schedule 5.11 sets forth an accurate description, as of the Closing Date, of the location, by state and street address, of all Real Property Assets owned by the Borrower and the Subsidiaries under the heading "Fee Properties" and all Real Property Assets leased by the Borrower and the Subsidiaries under the heading "Leased Properties", together with, in the case of owned Real Property Assets, a statement as to whether each such Real Property Asset is the subject of a contract of sale (and, if so, a statement as to the status of such sale), and, in the case of the each Real Property Asset, the identity of the lessor and lessee, the term of the lease and the annual rental payments.

                  (b) The Borrower and each of the Subsidiaries has (i) good and marketable fee title to all of its owned Real Property Assets and (ii) good and valid title to the leasehold estates in all of the leased Real Property Assets, in each case free and clear of all Liens, except Permitted Liens.

                  (c) All material permits, licenses, franchises or other certifications, consents, approvals and authorizations, governmental or private with respect to the Real Property Assets, necessary to enable the Borrower and any of the Subsidiaries to lawfully occupy and use such property for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, other than such permits, licenses, franchises or other certifications, consents, approvals and authorizations, governmental or private, which, if not obtained, would not have a material adverse effect on the intended use or operation of any such Real Property Assets. All the Real Property Assets are in compliance in all material respects with all applicable legal requirements, including the Americans with Disabilities Act of 1990. Except as specifically disclosed in Schedule 5.11, no consent or approval of any landlord or other third party in connection with any leased Property Assets is necessary for any Loan Party to enter into and execute the Loan Documents.

                  (d) All material easements, cross easements, licenses, air rights and rights-of way or other similar property interests, if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained and are in full force and effect.

         Section 5.12 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrower:

                  (a) Each of the facilities and properties owned, leased or operated by the Borrower and the Subsidiaries (the "Subject Properties") and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the businesses operated by the Borrower and the Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Subject Properties that could be reasonably likely to give rise to liability under any applicable Environmental Laws.

                  (b) None of the Subject Properties contains, or to the actual knowledge of the Borrower, has previously contained, any Hazardous Materials at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) Neither the Borrower nor any of the Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does the Borrower have knowledge that any such notice will be received or is being threatened.

                  (d) Hazardous Materials have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject

Properties or any other location, in each case by or on behalf of the Borrower or any of the Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

                  (e) There are no consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of the Subsidiaries, the Subject Properties or the Businesses.

                  (f) There has been no release or threat of release of Hazardous Materials at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of the Subsidiaries in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

         Section 5.13      Security Documents.

                  (a) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral identified therein owned by the Loan Parties who are a party thereto, and, when financing statements in appropriate form are filed in the appropriate offices for the locations specified in the schedules to the Security Agreement, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral that may be perfected by filing, recording or registering a financing statement under the UCC as in effect, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Liens.

                  (b) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral identified therein, and, when such Collateral is delivered to the Administrative Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case subject to no other Lien other than Permitted Liens.

                  (c) The Security Agreement, together with the Notice of Grant of a Security Interest in Trademarks when duly recorded in the United States Patent and Trademark Office, will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in all Trademarks and Trademark Licenses (each as defined in the Security Agreement) owned by such grantors and in which a security interest may be perfected by filing, recording or registration of a Notice in the United States Patent and Trademark Office, in each case prior and superior in right to any other Lien other than Permitted Liens.

         Section 5.14 Insurance. The Borrower and the Subsidiaries maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance (including workers' compensation, liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Collateral Documents). The present insurance coverage of the Borrower and each of the Subsidiaries is described as to name of insured, carrier, policy number, expiration date, type and amount on Schedule 5.14.

         Section 5.15 Taxes. The Borrower and each of the Subsidiaries have filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other taxes, assessments, fees and other governmental charges shown thereon to be due (including interest and penalties) and all other Federal, state and other taxes, assessments, fees and other governmental charges owing by it, except (i) which are not yet delinquent or
(ii) that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (or as applicable, with respect to HMO Subsidiaries, SAP). To the knowledge of the Borrower, there is no pending investigation or proposed tax assessment against the Borrower or any of the Subsidiaries that would, if made, have a Material Adverse Effect.

         Section 5.16      ERISA Compliance.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the actual knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         Section 5.17 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

                  (a) The Borrower is not engaged, and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                  (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of the Loans, nor the issuance of the Letters of Credit or the application of the proceeds or repayment thereof by the Borrower, nor the consummation of other transactions contemplated hereunder, will violate any provision of any such Act or any rule, regulation or order of the SEC.

         Section 5.18 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party or any of their respective Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial and projected operational information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.

         Section 5.19 Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance in all material respects with the requirements of all Laws (including, without limitation, HMO Regulations, Medicare Regulations and Medicaid Regulations applicable to it and its Properties) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, with respect to the Borrower and each of the Subsidiaries:

                  (i) (A) neither the Borrower nor any of the Subsidiaries nor any individual employed by the Borrower or any of the Subsidiaries is reasonably expected to have criminal culpability or to be excluded from participation in any Medical

         Reimbursement Program for corporate or individual actions or failures to act where such culpability or exclusion has resulted or could reasonably be expected to result in an Exclusion Event; and (B) there is no officer continuing to be employed by the Borrower or any of the Subsidiaries who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Authority relating to the Businesses unless such officer has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority;

                  (ii) current billing policies, arrangements, protocols and instructions comply with requirements of Medical Reimbursement Programs and are administered by properly trained personnel, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event;

                  (iii) current medical director compensation arrangements comply with state and federal anti-kick back, fraud and abuse, and Stark I and II requirements, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event; and

                  (iv) the Borrower and the Subsidiaries and their respective Affiliates have established and implemented such policies, programs, procedures, contracts and systems, as are necessary for the Borrower and the Subsidiaries and their respective Affiliates to comply with the Health Insurance Portability and Accountability Act of 1996; Title II, Subtitle F, Sections 161-264, Public Law 104-191 and the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160-164 as of the dates such establishment or implementation is required by such Laws.

         Section 5.20      Labor Matters.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

                  (a) There are no strikes or lockouts against the Borrower or any Subsidiary pending or, to the actual knowledge of the Borrower, threatened;

                  (b) The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign Law dealing with such matters in any case where a Material Adverse Effect could reasonably be expected to occur as a result of the violation thereof;

                  (c) All payments due from the Borrower or any of the Subsidiaries, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary; and

                  (d) Neither the Borrower nor any of the Subsidiaries is a party to a collective bargaining agreement.

         Set forth on Schedule 5.20 is a summary of all labor matters pending or, to the actual knowledge of the Borrower, threatened by or against the Borrower or any of the Subsidiaries, and none of such labor matters, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.21 Fraud And Abuse. Neither the Borrower, any of the Subsidiaries nor any of their respective officers, directors or, to the actual knowledge of the Borrower, any Contract Provider, has engaged in any activities that are prohibited under Medicare Regulations or Medicaid Regulations or that are prohibited by binding rules of professional conduct which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.22 Licensing. The Borrower and each of the Subsidiaries and, to the actual knowledge of the Borrower, each Contract Provider, has, to the extent applicable (a) obtained (or been duly assigned) all required authorizations, consents, approvals, certificates of authority, certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated, (b) obtained and maintains all required licenses, and (c) entered into and maintains its status as a Medicare supplier and as a Medicaid supplier. To the actual knowledge of the Borrower, each Contract Provider is duly licensed by each state, state agency, commission or other Governmental Authority having jurisdiction over the provisions of such services by such Contract Provider in the locations where the Borrower or any of the Subsidiaries conduct business, to the extent such licensing is required to enable such Contract Provider to provide the professional services provided by such Contract Provider and otherwise as is necessary to enable the Borrower and the Subsidiaries to operate as currently operated and as contemplated to be operated. To the actual knowledge of the Borrower, all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

         Section 5.23 Solvency. Immediately after giving effect to the initial Credit Extension made on the Closing Date, (a) the fair value of the assets of each of the Borrower and each of the Subsidiaries will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each of the Borrower and each of the Subsidiaries will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature, and (c) each of the Borrower and each of the Subsidiaries will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         Section 5.24 Material Contracts. Set forth on Schedule 5.24 is a complete and accurate list of all Material Contracts of the Borrower and each of the Subsidiaries, showing as of the date hereof, the name thereof, the parties, the subject matter and the term. Each such Material Contract is in full force and effect and is binding upon and enforceable against the Borrower and each Subsidiary party thereto, (and to the actual knowledge of the Borrower, all other parties thereto) in accordance with its terms, except to the extent enforceability may be limited by Debtor Relief Laws, and there exists no material default under any Material Contract by the Borrower or any of the Subsidiaries, or to the Borrower's actual knowledge, by any other party thereto.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall:

         Section 6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) as soon as available, but in any event within the earlier of ninety-five (95) days after the end of each fiscal year, or such shorter period required by the SEC (plus five (5) days) of the Borrower and the Subsidiaries, (i) consolidated and consolidating balance sheets of the Borrower and the Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) with respect to each HMO Subsidiary, annual financial statements of such HMO Subsidiary prepared in accordance with SAP; and

                  (b) as soon as available, but in any event within the earlier of fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and the Subsidiaries, or such shorter period required by the SEC (plus five (5) days), (i) consolidated and consolidating balance sheets of the Borrower and the Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's or the Subsidiaries' fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by Responsible Officers of the Borrower as fairly presenting the consolidated and consolidating financial condition, results of operations, shareholders' equity and cash flows of the Borrower and the Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) with respect to each HMO Subsidiary, quarterly financial statements of such HMO Subsidiary prepared in accordance with SAP.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

         Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such Default setting forth the details of such Default and the action that the Borrower has taken or proposes to take with respect thereto;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by Responsible Officers of the Borrower. In connection with the delivery by the Borrower of each Compliance Certificate pursuant to this
Section 6.02(b), the Borrower shall deliver to the Administrative Agent supplements to Schedules 5.08, 5.11, 5.14, 5.20 and 5.24 and the report required by Section 6.15(c), together with a statement of the Responsible Officers executing the Compliance Certificate, certifying that, as of the date thereof, after giving effect to the supplements to such Schedules and such report delivered therewith, the representations and warranties in Article V hereof are true and correct in all material respects. In addition, for fiscal year 2003, no later than April 30, 2003 and for any fiscal year thereafter, concurrently with the delivery of the financial statements referred to in Section 6.01(a), a schedule signed by a Responsible Officer of the Borrower setting forth in reasonable detail the reinsurance arrangements maintained by each of the HMO Subsidiaries of the Borrower;

                  (c) promptly after receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower or any of the Subsidiaries by independent accountants in connection with the accounts or books of the Borrower or any of the Subsidiaries, or any audit of any of them;

                  (d) promptly after the same are available, (i) copies of management discussion and analysis in relationship to the financial statements delivered pursuant to Sections 6.01(a) and 6.01(b), (ii) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower in their capacities as stockholders, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto, and (iii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor or other agencies or authorities concerning environmental, health or safety matters;

                  (e) no later than the Closing Date for fiscal year 2003, and within forty-five (45) days following the end of each fiscal year of the Borrower thereafter, an annual business plan and budget of the Borrower and the Subsidiaries containing, among other things, summary pro forma financial information for the next fiscal year with respect to each calendar month and fiscal quarter; and

                  (f) as soon as reasonably practicable after the Borrower's receipt of a request thereof, promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Sections 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02, or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(a) and (b) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies, except for such Compliance Certificate of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         Section 6.03 Notices. Promptly notify the Administrative Agent and each Lender:

                  (a)      of the occurrence of any Default;

                  (b) of to the actual knowledge of the Borrower, (i) any material breach or non-performance of, or any material default under, a Material Contract of the Borrower or any Subsidiary, (ii) any material dispute, action, litigation, investigation or proceeding between the Borrower or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any material action, litigation, investigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws, (iv) the institution of any material action, litigation, investigation or proceeding against the Borrower or any Subsidiary (or, to the actual knowledge of the Borrower, any Contract Provider) to suspend, revoke or terminate (or that may result in termination of) its status as a Medicaid supplier or its status as a Medicare supplier, or any such investigation or proceeding that may result in an

Exclusion Event, (v) a copy of any notice of intent to exclude the Borrower or any of the Subsidiaries from participation in any Medical Reimbursement Program, any notice of proposal to exclude the Borrower or any of the Subsidiaries from participation in any Medical Reimbursement Program issued by the OIG, or any other Exclusion Event, (vi) a copy of any notice of loss of participation under any reimbursement program or loss of applicable health care license or certificate of authority of any HMO Subsidiary, and all other material deficiency notices, compliance orders or adverse reports issued by any HMO Regulator or other Governmental Authority or private insurance company pursuant to a provider agreement that, if not promptly complied with or cured, could reasonably be expected to result in the suspension or forfeiture of any license or certification necessary for such HMO Subsidiary to carry on its business as then conducted or the termination of any insurance or reimbursement program available to any HMO Subsidiary, or (vii) any correspondence received by the Borrower and any Subsidiary from an HMO Regulator asserting that the Borrower or any Subsidiary is not in compliance with HMO Regulations, or to the actual knowledge of the Borrower, threatening action against the Borrower or any Subsidiary under the HMO Regulations, which in either case could reasonably be expected to have a material adverse effect on the entity so notified;

                  (c)      of the occurrence of any ERISA Event;

                  (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

                  (e) within the period for delivery of the quarterly financial statements provided in Section 6.01(b), of any written notification of Investments during such fiscal quarter by the Borrower or any Subsidiary in any HMO Subsidiary that, individually or in the aggregate in any fiscal year of the Borrower, exceed ten percent (10%) of the Company Action Level or the relevant state's risk-based capital threshold, as applicable, (in each case as determined in accordance with SAP at the immediately preceding fiscal-year-end determination thereof) of such HMO Subsidiary; provided that, to the extent such Investments, individually or in the aggregate, materially deviate from the business plan and budget delivered pursuant to Section 6.02(e), written notification of such Investments shall be provided not later than fifteen days following the end of the calendar month during which such Investments are made.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         Section 6.04 Payment of Obligations. Pay and discharge, and cause each of the Subsidiaries to pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, fees, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being diligently contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained, (b) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided that no violation of this clause (b) shall constitute an Event of

Default unless such violation is also an Event of Default under Section 8.01(e), and (c) all lawful claims that, if unpaid, could reasonably be expected to give rise to a Lien upon any of its properties, except, in each case to the extent being diligently contested in good faith by appropriate proceedings which suspend the enforcement of the Lien and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain, and cause each of the Subsidiaries to preserve, renew and maintain, in full force and effect its legal existence, legal structure, legal name and good standing under the Laws of the jurisdiction of its incorporation or organization, except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action, and cause each of the Subsidiaries to take all reasonable action, to maintain all rights (charter or statutory), privileges, permits, licenses, approvals and franchises in each case which are necessary in the normal conduct of its business, except in a transaction permitted by Sections 7.04 and 7.05; and (c) preserve or renew, and cause each of the Subsidiaries to preserve and renew, all of its registered patents, trademarks, trade names and service marks, except, in each case, where failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 6.06 Maintenance of Properties. Maintain, preserve and protect, and cause each of Subsidiaries to maintain, preserve and protect, all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, to the extent and in the manner customary for Persons engaged in similar businesses.

         Section 6.07 Maintenance of Insurance. Maintain, and cause each of the Subsidiaries to maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance (including workers' compensation, liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Collateral Documents). The Administrative Agent shall be named as loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of the Borrower, any Subsidiary or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

         Section 6.08 Reinsurance Arrangements. Deliver a schedule at the time set forth in Section 6.02(b) signed by a Responsible Officer of the Borrower setting forth in reasonable detail the reinsurance arrangements maintained by each of the HMO Subsidiaries of the Borrower as of the end of such fiscal year (with any changes subsequent to the end of such fiscal year described therein).

         Section 6.09 Compliance with Laws. Comply, and cause each of the Subsidiaries to comply, in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, to include, without limitation, compliance with HMO Regulations applicable to them in the operation of HMO Businesses, ERISA and the Racketeer Influenced and Corrupt Organization Chapter of the Organized Crime Control Act of 1970, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

         Section 6.10 Books and Records. (a) Maintain, and cause each of the Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be (and with respect to each HMO Subsidiary, in accordance with SAP); and (b) maintain, and cause each of the Subsidiaries to maintain, such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

         Section 6.11 Inspection Rights. Permit, and cause each of the Subsidiaries to permit, representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, subject, in each case to applicable Laws of Governmental Authorities regarding confidentiality of patient health information and other confidentiality restrictions of Governmental Authorities to which the Borrower and its Subsidiaries are bound, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that notwithstanding anything to the contrary contained herein (including Section 10.04), only when an Event of Default exists may the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Borrower agrees that the Administrative Agent and its representatives may conduct an annual audit of the Collateral, at the expense of the Borrower.

         Section 6.12 Use of Proceeds. In the case of the Borrower, use the proceeds of the Credit Extensions (a) to pay fees and expenses incurred in connection with the Loan Documents, (b) to provide for working capital for the Borrower and the Subsidiaries in accordance with the provisions of this Agreement, (c) for Permitted Acquisitions; (d) for the Permitted Stock Redemption/ESOP Transactions ;provided that in no event shall more than $20 million in the aggregate be borrowed for such purpose during the term of this Agreement; and (e) for other general corporate purposes not in contravention of any Law or of any Loan Document (including a borrowing of an aggregate amount of no more than $3.4 million to repay the Building Finance Loan subject to the simultaneous release of the Lien securing the Building Finance Loan).

         Section 6.13 Further Assurances with Respect to Eligible Subsidiaries. (a) Notify the Administrative Agent at the time that any Person becomes an Eligible Subsidiary, (b) promptly thereafter (and in any event within thirty (30) days), cause such Person to (i) become a

Guarantor by executing and delivering to the Administrative Agent the Subsidiary Guaranty, or if the Subsidiary Guaranty has been executed and delivered by another Guarantor, a Joinder Agreement and such other documents as the Administrative Agent shall deem appropriate for such purpose, (ii) perfect and maintain the validity, effectiveness and any priority of security interests in all of its personal property, assets and all proceeds and accessories therefrom to secure the Obligations as contemplated herein and in the Collateral Documents by executing and delivering the Security Agreement, or if the Security Agreement has been executed and delivered by another Eligible Subsidiary, a Joinder Agreement and such other documents as the Administrative Agent shall deem appropriate for such purpose, and (iii) become a party to or execute all applicable Collateral Documents, as determined by the Administrative Agent and such other documents as the Administrative Agent shall deem appropriate for such purpose, (c) promptly thereafter (and in any event within thirty (30) days) pledge and maintain a pledge of one hundred percent (100%) of the capital stock of such Eligible Subsidiary and (d) promptly thereafter (and in any event within thirty (30) days) deliver, and cause such Person to deliver, to the Administrative Agent documents of the types referred to in clauses (iii), (iv),
(vi), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi) and (xvii) of
Section 4.01(a) and favorable opinions of counsel to the Borrower and such Eligible Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in subsection (a) of Section 4.01), all in form, content and scope reasonably satisfactory to the Administrative Agent.

         Section 6.14      Further Assurances with Respect to HMO Subsidiaries.
(a) After the consummation of the initial public offering of the Borrower, the Borrower (i) shall use commercially reasonable efforts to obtain any necessary consents and/or make any necessary filings in order to transfer the ownership of Molina Healthcare of Michigan from Molina Healthcare of California to the Borrower and (ii) if ownership is so transferred, shall obtain, or cause to be obtained, any necessary consents and/or make any necessary filings in order to pledge to the Administrative Agent one hundred percent (100%) of the capital stock of Molina Healthcare of Michigan and shall take any and all action necessary or reasonably requested by the Administrative Agent to maintain the pledge of all such capital stock.

                  (b) In the event the HMO Regulations in California change or the undertaking agreement which prohibits the pledge of the capital stock of Molina Healthcare of California or any of its Subsidiaries to secure a loan to the Borrower or any of its Subsidiaries is terminated or changed at a date in the future to permit the pledge of the capital stock of Molina Healthcare of California or any of its Subsidiaries, the Borrower shall be required to take, or cause to be taken, commercially reasonable efforts to pledge one hundred percent (100%) of the capital stock of the Molina Healthcare of California and its Subsidiaries.

                  (c) (i) Notify the Administrative Agent at any time that any other Person becomes an HMO Subsidiary, (ii) promptly thereafter (and in any event within thirty (30) days) cause such Person to (A) become a party to and execute all applicable Collateral Documents, as determined by the Administrative Agent and such other documents as the Administrative Agent shall deem appropriate for such purpose and (B) deliver to the Administrative Agent documents of the type referred to in clauses (iii), (iv), (vi), (viii), (ix),
(xi), (xv), (xvi) and (xvii) of Section 4.01(a) and (iii) pledge and maintain the pledge of one hundred percent (100%) of the capital stock of such HMO Subsidiary (subject to no Liens); provided, however with respect to a Permitted Acquisition by Molina Healthcare of California or Molina Healthcare of Michigan, while a wholly-owned Subsidiary of Molina Healthcare of California, the actions specified in clauses (i) and (ii) of this clause (c) shall only be required to the extent permitted by applicable Law.

         Section 6.15      Further Assurances with Respect to other Collateral.

                  (a) To the fullest extent permitted by applicable Law, execute, and cause each of the Subsidiaries (to the extent appropriate) to execute, any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to comply with the terms of this Agreement and the other Loan Documents, including causing, to the fullest extent permitted by Law, (i) the Collateral to be subject to a first priority security interest in favor of the Administrative Agent (subject, in the case of non-possessory security interests, to the Liens permitted by Section 7.01) and (ii) the pledge of the capital stock of the Subsidiaries which capital stock is subject to a pledge pursuant to the Pledge Agreement, in each case to secure all the Obligations, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the validity, perfection and priority of the Liens created or intended to be created by the Loan Documents.

                  (b) If any property or asset is acquired or leased by the Borrower or any of its Eligible Subsidiaries after the Closing Date, notify the Administrative Agent thereof (except, in the case of personal property, such notice shall not be required if the Administrative Agent has a valid first priority perfected security interest in such property and assets by virtue of any actions previously taken by or on behalf of the Administrative Agent), and cause, to the fullest extent permitted by Law, subject to the next succeeding sentence with respect to Real Property Assets acquired or leased after the Closing Date, such property and assets to be subjected to a first priority security interest, in the case of a Real Property Asset would be a first priority deed of trust, in favor of the Administrative Agent (subject, in the case of non-possessory security interests, to the Liens permitted by Section 7.01) take, and cause each of its Eligible Subsidiaries to take, to the fullest extent permitted by Law, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Required Lenders to grant and perfect such Liens, including the actions described in subsection (a) and will obtain, and cause each of its Eligible Subsidiaries to obtain, Waiver Agreements with respect (i) to real property assets that are leased by the Borrower or any of its Eligible Subsidiaries and (ii) all such property and assets that are located in a public warehouse. The Borrower and any of its Eligible Subsidiaries shall only be required to provide a valid first priority perfected security interest in a Real Property Asset acquired after the Closing Date with a market value of $1 million or greater or a Real Property Asset in the form of a lease entered into after the Closing Date (i) with annual rent of $500,000 or greater, and (ii) wherein the granting of such lien does not cause a default by the Borrower or its Eligible Subsidiary under the lease; provided the Borrower makes a good faith effort to obtain permission from landlord to grant such lien. With respect to any such Real Property Assets, the Borrower shall provide, or cause to be provided, the following:

                                    (i)      only with respect to any such Real
                  Property Asset with a market value of $1,000,000 or greater, or any such leasehold Real Property Asset with annual rent of $500,000 or greater (and provided that the landlord consents thereto without additional cost or expense to the Borrower or its Eligible Subsidiary except for reasonable costs and legal fees of the landlord, the Borrower and the Administrative Agent), an as-built survey of the sites of the Mortgaged Property (and floor plans for leasehold interests) that are certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 30 days prior to the date of the initial Credit Extension by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company (as defined hereinafter), which surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such surveys the following: (A) a current "as-built" survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (B) all means of ingress and egress, certifying the amount of acreage and square footage, the address of the Mortgaged Property, the legal description of the Mortgaged Property, and also contain a location sketch of the Mortgaged Property; (C) the location of all improvements as constructed on the Mortgaged Property, all of which shall be within the boundary lines of the Mortgaged Property and conform to all applicable zoning ordinances, set-back lines and restrictions; (D) the location of any Improvements on the Mortgaged Property with the dimensions in relations to the lot and building lines; (E) the measured distances from the Improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (F) all courses and distances referred to in the legal description, and the names of all adjoining owners on all sides of the Mortgaged Property, to the extent available; and (G) the flood zone designation, if any, in which the Mortgaged Property is located. The legal description of the applicable Mortgaged Property shall be shown on the face of each survey or affixed thereto, and the same shall conform to the legal description contained in the title policy described below;

                                    (ii)     A mortgagee's title insurance
                  policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent, (B) be issued at ordinary rates, (C) insure that each Mortgage insured thereby creates a valid first Lien on, and security interest in, the Mortgaged Property (which for a leasehold Real Property Asset shall mean the leasehold interest of the Borrower and shall not include nor require encumbrance in any manner whatsoever the fee estate of the landlord of such Real Property Asset) free and clear of all Liens, except as reasonably acceptable to the Administrative Agent, (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1970 Form B (Amended 10/17/70 and 10/17/84) (or equivalent policies), if available, (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including, without limitation (to the extent applicable with respect to the relevant Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: variable rate endorsement; survey endorsement, but only as to such Real Property Assets for which a land survey is required pursuant to clause (i) above; comprehensive endorsement; zoning (ALTA
                  3.1 with parking added) endorsement, but only as to such Real Property Assets for which a land survey is required pursuant to clause (i) above; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2; contiguity coverage; and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with the Mortgaged Property (provided that all endorsements requested by the Administrative Agent shall be made based on the relative value of the Real Property Asset and the extent the requested endorsement is generally available at commercially reasonable rates) and (G) be issued by nationally recognized title companies (collectively, the "Title Insurance Company"), satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid;

                                    (iii)    if requested by the Administrative
                  Agent, and generally available for the Real Property Asset at commercially reasonable rates (but excluding a leasehold Real Property Asset where such insurance is not required or maintained under the terms of the subject lease), a policy of flood insurance that (A) covers any parcel of the Mortgaged Property that is located in a flood zone, and (B) is written in an amount not less than the outstanding principal amount of the Indebtedness secured by each relevant Mortgage or the maximum limit of coverage made available with respect to the particular type of Mortgaged Property under the National Flood Insurance Act of 1968, whichever is less;

                                    (iv)     a copy of (A) all documents listed
                  as exceptions to title in, the title policy or policies referred to in clause (ii) above and (B) all other material documents affecting the Mortgaged Property in the possession or under the control of the Borrower, including, for those Real Property Assets for which a land survey is requried under clause (i) above, including all building, construction, environmental and other permits, licenses, franchises, approvals, consents, authorizations and other approvals required in connection with the construction, ownership, use, occupation or operation of the Mortgaged Property; and

                                    (v)      evidence reasonably acceptable to
                  the Administrative Agent that the Real Property Assets comply with applicable zoning ordinances, if any.

                  (c) At the time of delivery of the financial statements and reports required by Section 6.01(a), deliver a schedule of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to the Borrower or any of its Eligible Subsidiaries since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, tradename applications and copyright applications submitted by the Borrower or any of its Eligible Subsidiaries since the last day of the immediately preceding fiscal year and the status of each application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

         Section 6.16 Performance of Material Contracts. Do the following, and cause each of the Subsidiaries to do the following: (a) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it; and (b) maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, except, in either case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

         Section 6.17 Maintenance of Licensing, Etc. Preserve and maintain, and cause each of the HMO Subsidiaries to preserve and maintain, (a) the licensing and certification of each HMO Subsidiary pursuant to the HMO Regulations, (b) all certifications and authorizations necessary to ensure that the HMO Subsidiaries are eligible for all reimbursements available under the HMO Regulations to the extent applicable to HMOs owned by the Borrower or any of the Subsidiaries in their respective jurisdictions and (c) all licenses, permits, authorizations and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs.

         Section 6.18 Environmental. (a) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition that the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5.12 to be untrue in any material respect, furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of Hazardous Materials on any Subject Properties and as to the compliance by the Borrower and each Subsidiary with Environmental Laws at such Subject Properties. If the Borrower fails to deliver such an environmental report within 75 days after receipt of such written request then the

Administrative Agent may arrange for the same, and the Borrower and each of the Subsidiaries hereby grant to the Administrative Agent and their representatives access to the Subject Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                  (b) Conduct and complete, and cause each of the Subsidiaries to conduct and complete, all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Subject Properties to the extent necessary for the Borrower and its Subsidiaries to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could have a Material Adverse Effect.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, directly or indirectly:

         Section 7.01 Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, the "Permitted Liens"):

                  (a)      Liens pursuant to any Loan Document;

                  (b)      Liens existing on the date hereof and listed on
Schedule 7.01 and any renewals or extensions thereof; provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

                  (c) Liens for taxes, fees, assessments or other governmental charges not yet due or which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted by Section 6.04; provided that no notice of Lien has been filed or recorded under the Code unless such is being contested in good faith and by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments; provided that enforcement of such Liens is effectively stayed;

                  (h) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) any such Lien attaches to such property concurrently with or within 45 days of the acquisition thereof, (ii) such Lien does not at any time encumber any property other than the property financed by such Indebtedness, and (iii) the Indebtedness secured thereby does not exceed 100% of the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

                  (i) any interest or title of a lessor under, and Liens arising from UCC financing statements relating to, leases permitted by this Agreement; and

                  (j) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (i) Governmental Reimbursement Program Costs and (ii) other actions or claims pertaining to the same or related matters; provided that the Borrower in its reasonable discretion in each case shall have established adequate reserves for such claims or actions.

         Section 7.02 Investments. Make or hold, or permit any of the Subsidiaries to make or hold, any Investments in any Person, except:

                  (a) Investments by the Loan Parties held in the form of cash equivalents or short-term marketable debt securities;

                  (b) Investments made prior to the Closing Date and set forth in Schedule 7.02;

                  (c) Advances or loans to directors, officers and employees in the ordinary course of business of the Borrower and the Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1 million in the aggregate at any one time outstanding; provided, however that any such advances or loans to directors or executive officers shall only be permitted to the extent allowable under Sarbanes-Oxley;

                  (d) Investments by the Borrower in and to any Loan Party in the form of contributions to capital or loans or advances; provided that (i) immediately before and after giving effect thereto, no Default exists or would result therefrom, (ii) each item of intercompany Indebtedness shall be unsecured and (iii) each item of Intercompany Indebtedness shall be evidenced by an Intercompany Note which shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Administrative Agent pursuant to the terms of the Collateral Documents;

                  (e) Investments by any Subsidiary in the Borrower or any other Loan Party in the form of loans or advances;

                  (f) Investments in any HMO Subsidiaries which are not Loan Parties, and any other Subsidiaries which are not Loan Parties; provided that such Investment (other than Investments in HMO Subsidiaries required for capital adequacy requirements) shall not exceed in an aggregate amount $2.5 million at any time outstanding (on a cost basis);

                  (g) Investments that constitute Permitted Acquisitions and Investments that constitute the Permitted Stock Redemption/ESOP Transactions;

                  (h) (i) Required Advances and (ii) other advances to Contract Providers (and their Affiliates) in an amount not to exceed (A) with respect to any Contract Provider (and its Affiliates) individually, $1 million in the aggregate at any time outstanding (excluding Required Advances) and (B) with respect to Contract Providers collectively, $5 million in the aggregate at any time outstanding (excluding Required Advances);

                  (i) Investments by the Borrower in Swap Contracts permitted under Section 7.03(d); and

                  (j) Investments of a nature not addressed in any of the foregoing subsections in an amount not to exceed $2.5 million in the aggregate at any time outstanding.

         Section 7.03 Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, except:

                  (a)      Indebtedness under the Loan Documents;

                  (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

                  (c) Guarantees of any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower;

                  (d) obligations (contingent or otherwise) of the Borrower existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view," and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                  (e) Indebtedness in respect of Capitalized Leases and purchase money obligations for fixed or capital assets within the limitations set forth in the proviso in Section 7.01(h); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5 million;

                  (f)      Intercompany Indebtedness permitted under Section
7.02(d);

                  (g) Indebtedness arising or existing with respect to Governmental Reimbursement Program Costs; and

                  (h) so long as no Default has occurred and is continuing or would result therefrom, additional unsecured Indebtedness of the Borrower, any Loan Party or any wholly-owned Subsidiary of the Borrower whose stock is pledged pursuant to the Pledge Agreement not covered in the foregoing clauses in an aggregate principal amount not to exceed $5 million at any time outstanding pre-Successful IPO and $10 million at any time outstanding post-Successful IPO; provided that such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising under this Agreement and the Loan Documents.

         Section 7.04      Fundamental Changes and Acquisitions.

                  (a) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of, or permit any of the Subsidiaries to merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of, (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

                           (i) Molina Healthcare, Inc., a California corporation, may effect a reincorporation by merger with and into Molina Healthcare, Inc., a Delaware corporation with Molina Healthcare, Inc., a Delaware corporation, being the surviving entity pursuant to and in accordance with the Reincorporation Merger Documents; provided that: (A) no Default exists or would result from such action; (B) satisfactory evidence is provided that no dissenters' rights exist with respect to the existing shareholders of Molina Healthcare, Inc., a California corporation, and all requisite shareholder approval of Molina Healthcare, Inc., a California corporation, and Molina Healthcare, Inc., a Delaware corporation, has been obtained and is in full force and effect; (C) all Obligations under the Loan Documents shall continue in full force and effect after Molina Healthcare, Inc., a California corporation, effects the reincorporation by merger with and into Molina Healthcare, Inc., a Delaware corporation, on the same terms as applicable to Molina Healthcare, Inc., a California corporation, and the existing Subsidiary Guaranty shall remain in full force and effect and the Liens under the Collateral Documents shall remain in place with the same perfection and priority as required in the Loan Documents; (D) Molina Healthcare, Inc., a Delaware corporation, shall become the Borrower hereunder and under the Collateral Documents, shall execute and deliver an assumption agreement in form and substance satisfactory to the Administrative Agent and the Lenders and

         Molina Healthcare, Inc., a Delaware corporation, and the Loan Parties shall take such other actions as the Administrative Agent reasonably deems necessary;

                           (ii) a Loan Party may merge with the Borrower; provided that the Borrower shall be the continuing or surviving Person;

                           (iii) a Loan Party (other than the Borrower) may be party to a transaction of merger or consolidation with another Loan Party;

                           (iv) a Subsidiary may be a party to a transaction of merger or consolidation with a Person other than the Borrower or any Subsidiary; provided that (A) the surviving entity shall be a wholly-owned Subsidiary and shall execute and deliver such Joinder Agreement, Pledge Agreement, Security Agreement and Intercompany Notes, as applicable, and take other such action as may be necessary for compliance with the provisions of Sections 6.13, 6.14 and 6.15, and (B) the transaction shall otherwise constitute a Permitted Acquisition; and

                           (v) a Subsidiary may enter into a transaction of merger or consolidation in connection with a Disposition permitted under Section 7.05.

                  (b) Permit the Borrower or any Subsidiary to make any Acquisition, unless:

                           (i) in the case of an acquisition of capital stock of another Person, after giving effect to such acquisition,

                                    (A)      if the Acquisition is not of a
         controlling interest in the subject Person such that after giving effect thereto the subject Person will not be a Subsidiary, then such Acquisition will constitute an Investment permitted by Section 7.02; and

                                    (B)      if the Acquisition is of a
         controlling interest in the subject Person such that after giving effect thereto the subject Person will be a Subsidiary, then such Acquisition will constitute a Permitted Acquisition; and

                           (ii) in the case of an Acquisition of all or any substantial portion of the Property (other than capital stock) of another Person, then such Acquisition will constitute a Permitted Acquisition.

         Section 7.05 Dispositions. Make any Disposition or permit any Subsidiary to make any Disposition, except:

                  (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) Dispositions of inventory in the ordinary course of business;

                  (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of similar replacement property;

                  (d)      Dispositions of property to a Loan Party;

                  (e)      Dispositions permitted by Section 7.04; and

                  (f) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

provided, however, that any Disposition pursuant to subsections (a) through (f) shall be for fair market value.

         Section 7.06 Restricted Payments. Make, or permit any Subsidiary to make, any Restricted Payment; provided that:

                           (i) the Borrower may so long as no Default exists or would result from such action, (A) make the redemptions and purchases in connection with Permitted Stock Redemption/ESOP Transactions; provided that after giving effect to any Permitted Stock Redemption/ESOP Transactions on a Pro Forma Basis and any Credit Extension related thereto, the Consolidated Leverage Ratio is less than
         1.0 times and (B) take the actions contemplated in the Reincorporation Merger Documents in accordance with the provisions set forth in the proviso of Section 7.04(a)(i);

                           (ii) the Borrower may declare and pay dividends and distributions and finance the costs of Permitted Acquisitions payable solely in common stock of the Borrower; and

                           (iii) any Subsidiary may declare and pay dividends to the Borrower or any wholly-owned Subsidiary of the Borrower.

         Section 7.07 Amendment, Etc. of Indebtedness, Other Material Contracts and Constitutive Documents and Payments in respect of Indebtedness.

                  (a) After the issuance thereof, amend or modify (or permit the amendment or modification of (including any waivers of)), or permit any Subsidiary to amend or modify (or permit the amendment or modification of (including any waivers of)), the terms of any Indebtedness in a manner adverse in any material respect to the interests of the Lenders (including, without limitation, specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto).

                  (b) Cancel or terminate any other Material Contract or consent to or accept any cancellation or termination thereof by any Subsidiary, amend or modify (or permit the amendment or modification of (including any waivers of)), or permit any Subsidiary to amend or modify (or permit the amendment or modification of (including waivers of)), any Material Contract, waive, or permit any Subsidiary to waive, any default under or breach any Material Contract, unless, in each case, any such cancellation termination, amendment or modification, or consent, waiver or approval thereunder could not reasonably be expected to have a Material Adverse Effect.

                  (c) Amend, or permit any of the Subsidiaries to amend, its Organization Documents, unless, in each case, any such amendment is not adverse in any material respect to the Lenders.

                  (d) Make any payment, or permit any Subsidiary to make any payment, in contravention of the terms of any subordination with respect to any Indebtedness.

                  (e) Except in connection with a refinancing or refunding permitted hereunder, make any prepayment, redemption, defeasance or acquisition for value (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange, or permit any Subsidiary to make any prepayment, redemption, defeasance or acquisition for value (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange, of any Indebtedness (other than the Indebtedness under the Loan Documents and intercompany Indebtedness permitted hereunder) other than regularly scheduled payments of principal and interest on such Indebtedness.

         Section 7.08 Change in Nature of Business. Make, or permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof.

         Section 7.09 Transactions with Affiliates. Except for certain existing transactions specifically set forth on Schedule 7.09, enter into or permit to exist, or permit any Subsidiary to enter into or permit to exist, any transaction or series of transactions with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by it in a comparable arms-length transaction with a Person other than an Affiliate; provided, however, other than in connection with transactions pursuant to the Administrative Services Agreements, the Borrower shall not, and shall not permit any of the Subsidiaries to, enter into any transaction with an Affiliate if the amount to be paid pursuant to any one such transaction (whether immediately or over time) exceeds $2 million in the aggregate or for all transactions if the amount to be paid pursuant to such transactions (whether immediately or over time) exceeds $10 million in the aggregate during the term of this Agreement.

         Section 7.10 Limitations on Restricted Actions. Enter into or create or otherwise cause to exist or become effective, or permit any Subsidiary to enter into or create or otherwise cause to exist or become effective, any agreement or arrangement that: (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (B) any amendments to or modifications of any undertaking between

Molina Healthcare of California and Government Authorities in California solely with respect to Molina Healthcare of California but only to the extent the amendments and modifications could not reasonably be expected to have a material adverse effect on Molina Healthcare of California; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         Section 7.11 Operating Lease Obligations. Enter into, assume or permit to exist, or allow any Subsidiary to enter into, assume or permit to exist, any obligations for the payment of rent under Operating Leases that in the aggregate would exceed $10 million in any fiscal year.

         Section 7.12 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         Section 7.13 Impairment of Security Interests. Permit any Loan Party or any of their respective Subsidiaries to (a) take or omit to take any action which action or omission might or would materially impair the security interests in favor of the Administrative Agent with respect to the Collateral or
(b) grant to any Person (other than the Administrative Agent pursuant to the Collateral Documents) any interest whatsoever in the Collateral, except for Permitted Liens.

         Section 7.14 Ownership of Subsidiaries, Foreign Subsidiaries and Other Restrictions Relating to Subsidiaries.

                  (a) Ownership of Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Person (other than the Borrower or any wholly-owned Subsidiary; provided that Molina Healthcare of California and, so long as Molina Healthcare of Michigan is a wholly-owned Subsidiary of Molina Healthcare of California, Molina Healthcare of Michigan, both Subsidiaries of the Borrower, shall not have any such right, except to the extent permitted by the definition of Permitted Acquisition) to own any capital stock of any Subsidiary (except Molina Healthcare of California presently owns Molina Healthcare of Michigan, and except as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary permitted under Section 7.04 or Section 7.05) or (ii) permit any Subsidiary to issue any shares of preferred capital stock.

                  (b) No Foreign Subsidiaries. Form or acquire, or cause any of the Subsidiaries to form or acquire, any Foreign Subsidiaries.

                  (c) Other Restrictions. Except as set forth in the final proviso of the definition of Permitted Acquisition, form or acquire, any new Subsidiaries of Molina Healthcare of California or, so long as Molina Healthcare of Michigan is a wholly-owned Subsidiary of Molina Healthcare of California, of Molina Healthcare of Michigan.

         Section 7.15 Fiscal Year. Change its fiscal year, or permit any Subsidiary to change its fiscal year, unless such change is not adverse in any respect to the Lenders.

         Section 7.16 Partnerships, etc. Become, or permit any Subsidiary to become, a general partner or limited partner or joint venture.

         Section 7.17 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure, except for Capital Expenditures determined on a consolidated basis in accordance with GAAP in the ordinary course of business not exceeding the aggregate amount of $15 million for the Borrower and the Subsidiaries during each fiscal year; provided, however, that so long as no Default has occurred and is continuing or would result from such Capital Expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted, may be carried over in an amount equal to 50% of the unused portion for Capital Expenditures in the next following fiscal year.

         Section 7.18      Financial Covenants.

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $81 million, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after March 31, 2003 (with no deduction for a net loss in any such fiscal quarter), (iii) 85% of net cash proceeds from the initial public offering of the Borrower, and (iv) an amount equal to 100% of net cash proceeds resulting from the aggregate increases in Shareholders' Equity of the Borrower and the Subsidiaries after the date of the initial public offering of the Borrower by reason of the issuance and sale of capital stock or other equity interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including any conversion of debt securities of the Borrower into such capital stock or other equity interests, minus, $20.3 million for the stock redemption portion of the Permitted Stock Redemption/ESOP Transaction already consummated and minus, no more than $20 million for the ESOP portion of the Permitted Stock Redemption/ESOP Transaction upon the occurrence thereof.

                  (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the ratio set forth below opposite the period in which such date occurs:

                                                           Minimum Fixed
                                                          Charge Coverage
           Four Fiscal Quarters Ending                         Ratio
         ----------------------------------------------------------------
         Closing Date through June 30, 2004                     1.6x
         July 1, 2004 through June 30, 2005                     1.25x
         July 1, 2005 and each fiscal quarter thereafter        1.5x

                  (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of the Borrower to be greater than 2.00:1.0.

         Section 7.19 Risk-Based Capital Ratio. As of the end of each fiscal quarter:

                           (a) With respect to HMO Subsidiaries operating in a state in which regulatory action may be taken against HMOs that do not maintain a minimum risk-based capital threshold at a level equal to or greater than Company Action Level, permit each such HMO Subsidiary to maintain a ratio of Total Adjusted Capital to Risk-Based Capital at a level less than 1.10:1.00; and

                           (b) With respect to all other HMO Subsidiaries, permit each such HMO Subsidiary to maintain a ratio of Total Adjusted Capital to the applicable state's risk-based capital threshold at a level less than 1.25:1.00; provided if a state's risk-based capital threshold exceeds or would exceed the Company Action Level (if such state had adopted, or in the future adopts, the HMO Model Act), then permit each such HMO Subsidiary to maintain a ratio of Total Adjusted Capital to Risk-Based Capital at a level less than 1.10:1.00;

provided in each case for the first three fiscal quarters of each year, the denominator shall be the prescribed level as of the end of the preceding fiscal year, and for the last fiscal quarter of each year, the denominator shall be the prescribed level as of the end of such fiscal year.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

                  (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

                  (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.12, 6.13, 6.14 or 6.15 or Article VII; or

                  (c) Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

                  (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

                  (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond the applicable grace period with respect thereto, if any in respect of (x) the

Building Finance Loan or (y) any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded or; (ii) the Borrower or any Subsidiary fails in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any Material Contract (other than those covered in clauses (i) and (iii) hereof) and such default together with any other such defaults, could reasonably be expected to have a Material Adverse Effect; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (f) Insolvency Proceedings, Etc. The Borrower or any Subsidiaries (i) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors or (ii) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

                  (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, there is a period of 30 (thirty) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                  (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Responsible Officer of a Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or in the case of any Lien granted pursuant to any Collateral Document (including any Lien granted after the Closing Date in accordance with Section 6.13, 6.14 or 6.15) in favor of the Administrative Agent, such Lien ceases to have the priority purported to be granted under such Collateral Document (other than pursuant to the terms thereof or hereunder) or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or

                  (k) Subsidiary Guaranty. The Subsidiary Guaranty given by any Guarantor (including any Person that becomes a Guarantor after the Closing Date in accordance with Section 6.13) or any provision thereof shall cease to be in full force and effect, or any Responsible Officer of a Guarantor (including any Person that becomes a Guarantor after the Closing Date in accordance with
Section 6.13) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Subsidiary Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

                  (l) Change of Control. There occurs any Change of Control with respect to the Borrower; or

                  (m) HMO Event. (i) An HMO Event shall remain unremedied for sixty (60) days after the occurrence thereof (or such lesser period of time, if any, as the HMO Regulator administering the HMO Regulations shall have imposed for the cure of such HMO Event), or (ii) any HMO Subsidiary shall suffer the loss of twenty-five percent (25%) or more of the enrolled recipients for which it is responsible as measured from the beginning of the previous month or from the close of its immediately preceding fiscal-year end and could reasonably be expected to have a Material Adverse Effect; or

                  (n) Exclusion Event. There shall occur an Exclusion Event that would result in a Material Adverse Effect.

         Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the Commitment of each Lender to be terminated, whereupon such Commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under applicable Law or the Loan Documents, including, without limitation, all rights and remedies existing under the Collateral Documents and all rights and remedies against a Guarantor;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III hereof and Section 2.5 of the Subsidiary Guaranty) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III hereof and Section 2.5 of the Subsidiary Guaranty), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this subclause (i) to this clause Fourth held by them and (ii) to payment of that portion of the Obligations constituting amounts owing under or in respect of Secured Swap Contracts, ratably among the Swap Banks in proportion to the respective amounts described in this subclause (ii) to this clause Fourth held by them;

         Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

         Section 9.01      Appointment and Authorization of Administrative
Agent.

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor any other Agent-Related Person shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent and any other Agent-Related Persons have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent and any other Agent-Related Persons. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         Section 9.03 Liability of Agent-Related Persons. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         Section 9.04      Reliance by Administrative Agent.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate, and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         Section 9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         Section 9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower or any Guarantor and without limiting the obligation of the Borrower or any Guarantor to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this
Section 9.07. In the case of any investigation, litigation or proceeding giving rise to Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

         Section 9.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         Section 9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, existing at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and
(j), 2.09 and 10.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         Section 9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

                  (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(h); and

                  (c) to release any Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.11.

         Section 9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "book runner," "lead manager," "arranger," "lead arranger," "co-lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the

Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X
                                  MISCELLANEOUS

         Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, then each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

                  (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

                  (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

                  (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

                  (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

                  (g) release all or substantially all of the Guarantors from the Subsidiary Guaranty without the written consent of each Lender, or release all or substantially all of the

Collateral except as specifically permitted by the Loan Documents without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iii) each of the Fee Letter and the Commitment Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. Upon delivery by the Borrower of each Compliance Certificate of Responsible Officers certifying supplements to the Schedules to this Agreement pursuant to Section 6.02(b), the schedule supplements attached to each such certificate shall be incorporated into and become a part of and supplement Schedules 5.08, 5.11, 5.20, 5.24 and
6.07 hereto, as applicable, and the Administrative Agent may attach such schedule supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant thereto.

         Section 10.02     Notices and Other Communications; Facsimile Copies.

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                           (i) if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto; and

                           (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail

(which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Syndication Agent, the L/C Issuer, the Co-Lead Arrangers and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                  (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including written or telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

         Section 10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Co-Lead Arrangers for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Commitment Letter, the Fee Letter, this Agreement and the other Loan Documents, the due diligence related thereto, and the syndication of the Loans, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         Section 10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Co-Lead Arranger, the Syndication Agent, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the Commitment Letter (including, without limitation, the pre-closing syndication and arrangement of the Loans), (b) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (c) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (d) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any other Loan Party or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrower, any other Loan Party or any of their respective Subsidiaries, or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this

Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any of the Subsidiaries, its directors, stockholders or auditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto. All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         Section 10.07     Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1 million unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at the expense of the assignee or assignor Lender) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided, further, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 10.15 as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent and the L/C Issuer, and (B) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

         Section 10.08 Confidentiality. Each of the Administrative Agent, the L/C Issuer, the Syndication Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Syndication Agent or any Lender on a nonconfidential basis from a source other than the Borrower, or (i) to the NAIC or any other similar organization. In addition, the Administrative Agent, the Syndication Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Syndication Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party, relating to any Loan Party, its respective Subsidiaries or the business, other than any such information that is available to the Administrative Agent, the Syndication Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Section 10.09 Set-off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         Section 10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.15 Tax Forms. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Law that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                           (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and
         (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                           (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
         Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate; provided, further, that should such Lender become subject to Taxes because of its failure to satisfy the foregoing provisions of this Section 10.15(a) the Borrower shall take steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes.

                           (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under Section 3.01 or this Section 10.15(a).

                  (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

                  (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any Tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         Section 10.16     [Intentionally omitted.]

         Section 10.17     Governing Law.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH PARTY HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM IN NEW YORK, NEW YORK AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS SECTION 10.17 AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING UPON CT CORPORATION SYSTEM IN NEW YORK, NEW YORK IN ANY MANNER OR BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE BORROWER'S ADDRESS REFERRED TO IN SECTION 10.02. THE BORROWER AGREES THAT SUCH SERVICE (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING IN THIS SECTION 10.17 SHALL AFFECT THE RIGHT OF ANY OTHER PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY MANNER

PERMITTED BY LAW OR LIMIT THE RIGHT OF ANY OTHER PARTY TO THIS AGREEMENT TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY JURISDICTION OR JURISDICTIONS.

         Section 10.18 Waiver of Right to Trial by Jury. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY EXPRESSLY WAIVES THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         Section 10.19 Replacement of Lenders. Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent (with a copy to the other Lenders), replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to
Section 3.01 or 3.04 who also request replacement pursuant to this Section 10.19 within ten (10) days after receipt of a copy of the Borrower's notice of exercise. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as it may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        MOLINA HEALTHCARE, INC., a California
                                        corporation, as the Borrower

                                        By:    /s/ JOHN C. MOLINA
                                           -------------------------------------

                                        Name:  John C. Molina
                                             -----------------------------------

                                        Title: Executive Vice President
                                             -----------------------------------

                                        BANK OF AMERICA, N.A., as
                                        Administrative Agent

                                        By:    /s/ JOSEPH L. CORAH
                                           -------------------------------------

                                        Name:  Joseph L. Corah
                                             -----------------------------------

                                        Title: Principal
                                             -----------------------------------

                                        CIBC WORLD MARKETS CORP. as
                                        Syndication Agent

                                        By:    /s/ TERENCE MOORE
                                           -------------------------------------

                                        Name:  Terence Moore
                                             -----------------------------------

                                        Title: Executive Director
                                             -----------------------------------

                                        BANK OF AMERICA, N.A., as a Lender and
                                        L/C Issuer

                                        By:     /s/ Joseph L. Corah
                                           -------------------------------------

                                        Name:       Joseph L. Corah
                                             -----------------------------------

                                        Title:         Principal
                                             -----------------------------------

                                        CIBC INC., as Lender

                                        By:     /s/ Terence Moore
                                           -------------------------------------

                                        Name:       Terence Moore
                                             -----------------------------------

                                        Title:    Executive Director
                                             -----------------------------------

                                        SOCIETE GENERALE, as Lender

                                        By: Richard Bernof
                                           -------------------------------------

                                        Name:  Richard Bernof
                                             -----------------------------------

                                        Title:  Director
                                             -----------------------------------

                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Lender

                                        By:  Christian E. Stein III
                                           -------------------------------------

                                        Name:  Christian E. Stein III
                                             -----------------------------------

                                        Title:  Vice President
                                             -----------------------------------

                                        EAST WEST BANK, as Lender

                                        By:    /s/ DOUGLAS P. KRAUSE
                                           -------------------------------------

                                        Name:  Douglas P. Krause
                                             -----------------------------------

                                        Title: Executive Vice President
                                             -----------------------------------

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,
                          CERTAIN ADDRESSES FOR NOTICES

MOLINA HEALTHCARE, INC., a California corporation:
One Golden Shore Drive
Long Beach, CA  90802
Attention: John C. Molina, Executive Vice President
Telephone: (562) 435-3666, Ext. 1128
Facsimile: (562) 495-7770
Electronic Mail: johnmo@molinahealthcare.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office (for payments and Requests for Credit Extensions):
Bank of America, N.A.
Street Address
Attention: Laura Schultz
Telephone: 704-388-6484
Facsimile: 704-409-0008
Electronic Mail: laura.a.schultz@bankofamerica.com
Account No.:  1366212250600
Ref:  Molina Healthcare, Inc.
ABA# 053000196

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
1455 Market Street
Mail Code: CA5-701-05-19
San Francisco, CA  94103
Attention: Cassandra McCain
Telephone: 415-436-3400
Facsimile: 415-503-5133
Electronic Mail: cassandra.g.mccain@bankofamerica.com

With a copy to:
Bank of America, N.A.
Healthcare Portfolio Management
100 North Tryon Street
Mail Code: NC1-007-17-11
Charlotte, NC 28255
Attention: Joseph Corah
Telephone: 704-386-5976
Facsimile: 704-388-6002
Electronic Mail: joseph.l.corah@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:   Sandra Leon
             Vice President
Telephone: 213.345.5231
Facsimile: 213.345.6694
Electronic Mail: Sandra.Leon@bankofamerica.com